Exhibit 99.1

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Cash and cash equivalents	$185	$215
Restricted cash	310	360
Mortgage servicing rights, $3,356 and $2,937 at fair value, respectively	3,356	2,941
Advances and other receivables, net of reserves of $294 and $284, respectively	1,317	1,706
Reverse mortgage interests, net of reserves of $117 and $115, respectively	9,477	9,984
Mortgage loans held for sale at fair value	1,635	1,891
Mortgage loans held for investment, net	132	139
Property and equipment, net of accumulated depreciation of $195 and $169, respectively	123	121
Derivative financial instruments at fair value	62	65
Other assets	593	614

Total assets	$17,190	$18,036

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$1,815	$1,874
Advance facilities, net	516	855
Warehouse facilities, net	3,086	3,285
Payables and accrued liabilities	1,288	1,234
MSR related liabilities - nonrecourse at fair value	1,063	1,006
Mortgage servicing liabilities	27	41
Derivative financial instruments at fair value	9	5
Other nonrecourse debt, net	7,445	8,014

Total liabilities	15,249	16,314

Commitments and contingencies (Note 15)
Preferred stock at $0.01 par value - 300,000 thousand shares authorized, no shares issued and outstanding	—	—
Common stock at $0.01 par value - 1,000,000 thousand shares authorized, 109,915 thousand and 109,915 thousand shares issued, respectively	1	1
Additional paid-in-capital	1,140	1,131
Retained earnings	949	731
Treasury shares at cost, 11,752 thousand and 12,187 thousand shares, respectively	(150)	(148)

Total Nationstar stockholders’ equity	1,940	1,715
Non-controlling interests	1	7

Total stockholders’ equity	1,941	1,722

Total liabilities and stockholders’ equity	$17,190	$18,036

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Service related, net	$317	$213	$781	$496
Net gain on mortgage loans held for sale	127	167	251	311

Total revenues	444	380	1,032	807

Expenses:
Salaries, wages and benefits	177	182	357	374
General and administrative	162	185	346	362

Total expenses	339	367	703	736

Other income (expenses):
Interest income	140	139	285	278
Interest expense	(164)	(188)	(335)	(381)
Other income (expenses)	(2)	7	6	6

Total other income (expenses), net	(26)	(42)	(44)	(97)

Income before income tax expense (benefit)	79	(29)	285	(26)
Less: Income tax expense (benefit)	21	(10)	67	(9)

Net income (loss)	58	(19)	218	(17)
Less: Net income attributable to non-controlling interests	—	1	—	1

Net income (loss) attributable to Nationstar	$58	$(20)	$218	$(18)

Net income (loss) per common share attributable to Nationstar:
Basic	$0.59	$(0.20)	$2.22	$(0.18)

Diluted	$0.59	$(0.20)	$2.20	$(0.18)

Weighted average shares of common stock outstanding (in thousands):
Basic	98,203	97,752	98,037	97,672
Dilutive effect of stock awards	927	—	1,086	—

Diluted	99,130	97,752	99,123	97,672

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Number of Shares Outstanding (in thousands)	Amount (millions of dollars)
	Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Share Amount	Total Nationstar Stockholders’ Equity	Non- controlling Interests	Total Equity
Balance at January 1, 2017	97,497	$1	$1,122	$701	$(147)	$1,677	$6	$1,683
Shares issued / (surrendered) under incentive compensation plan	214	—	(4)	—	(1)	(5)	—	(5)
Share-based compensation	—	—	9	—	—	9	—	9
Dividends to non-controlling interests	—	—	(5)	—	—	(5)	—	(5)
Net income (loss)	—	—	—	(18)	—	(18)	1	(17)

Balance at June 30, 2017	97,711	$1	$1,122	$683	$(148)	$1,658	$7	$1,665

Balance at January 1, 2018	97,728	$1	$1,131	$731	$(148)	$1,715	$7	$1,722
Shares issued / (surrendered) under incentive compensation plan	435	—	(4)	—	(2)	(6)	—	(6)
Share-based compensation	—	—	8	—	—	8	—	8
Dividends to non-controlling interests	—	—	5	—	—	5	(6)	(1)
Net income	—	—	—	218	—	218	—	218

Balance at June 30, 2018	98,163	$1	$1,140	$949	$(150)	$1,940	$1	$1,941

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(millions of dollars)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net income (loss) attributable to Nationstar	$218	$(18)
Adjustments to reconcile net income (loss) to net cash attributable to operating activities:
Net income attributable to non-controlling interests	—	1
Net gain on mortgage loans held for sale	(251)	(311)
Reverse mortgage loan interest income	(237)	(233)
Gain on sale of assets	(9)	(8)
Provision for servicing reserves	54	59
Fair value changes and amortization/accretion of mortgage servicing rights/liabilities	(155)	233
Fair value changes in excess spread financing	74	15
Fair value changes in mortgage servicing rights financing liability	6	(14)
Amortization of premiums, net of discount accretion	6	27
Depreciation and amortization for property and equipment and intangible assets	29	29
Share-based compensation	8	9
Other loss	2	9
Repurchases of forward loan assets out of Ginnie Mae securitizations	(475)	(599)
Mortgage loans originated and purchased for sale, net of fees	(10,639)	(8,896)
Sales proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	11,500	10,006
Excess tax deficiency from share-based compensation	(1)	(1)
Changes in assets and liabilities:
Advances and other receivables	355	118
Reverse mortgage interests	1,326	769
Other assets	10	24
Payables and accrued liabilities	48	(348)

Net cash attributable to operating activities	1,869	871

Investing Activities
Property and equipment additions, net of disposals	(31)	(25)
Purchase of forward mortgage servicing rights, net of liabilities incurred	(123)	(13)
Net payment related to acquisition of HECM related receivables	(1)	—
Proceeds on sale of forward and reverse mortgage servicing rights	—	(2)
Proceeds on sale of assets	13	16

Net cash attributable to investing activities	(142)	(24)

Continued on following page.

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

(millions of dollars)

	Six Months Ended June 30,
	2018	2017
Financing Activities
(Decrease) increase in warehouse facilities	(199)	100
Decrease in advance facilities	(339)	(214)
Proceeds from issuance of HECM securitizations	443	308
Repayment of HECM securitizations	(423)	(176)
Proceeds from issuance of participating interest financing in reverse mortgage interests	184	355
Repayment of participating interest financing in reverse mortgage interests	(1,368)	(1,260)
Issuance of excess spread financing	70	—
Repayment of excess spread financing	(93)	(109)
Repayment of nonrecourse debt – legacy assets	(6)	(9)
Repurchase of unsecured senior notes	(62)	(95)
Surrender of shares relating to stock vesting	(6)	(5)
Debt financing costs	(7)	(6)
Dividends to non-controlling interests	(1)	(5)

Net cash attributable to financing activities	(1,807)	(1,116)

Net decrease in cash, cash equivalents, and restricted cash	(80)	(269)
Cash, cash equivalents, and restricted cash - beginning of period	575	877

Cash, cash equivalents, and restricted cash - end of period(1)	$495	$608

Supplemental Disclosures of Cash Activities
Cash paid for interest expense	$373	$399
Net cash paid for income taxes	$36	$70

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amount reported within the consolidated balance sheet.

	June 30,
	2018	2017
Cash and cash equivalents	$185	$184
Restricted cash	310	424

Total cash, cash equivalents, and restricted cash	$495	$608

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(millions of dollars, unless otherwise stated)

1. Nature of Business and Basis of Presentation

Nature of Business

Nationstar Mortgage Holdings Inc., a Delaware corporation, including its consolidated subsidiaries (collectively, “Nationstar”, the “Company”, “we”, “us” or “our”), earns fees through the delivery of servicing, origination and transaction-based services related primarily to single-family residences throughout the United States.

Merger With WMIH Corp.

On February 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMIH Corp., a Delaware corporation (“WMIH”), and Wand Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of WMIH (“Merger Sub”). On July 31, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as a wholly-owned subsidiary of WMIH.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive, at the election of the holder of such share, (i) $18.00 per share in cash, without interest, or (ii) 12.7793 shares of validly issued, fully paid and nonassessable shares of WMIH common stock, par value $0.00001 per share (“WMIH Common Stock”) (the “Merger Consideration”). The Merger Consideration was subject to automatic proration and adjustment pursuant to the Merger Agreement to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equaled exactly $1,225,885,248.00. As a result of such automatic proration and adjustment based on the final election results, Company stockholders who made a valid election for cash consideration will receive cash for approximately 94% of their shares and will retain stock for approximately 6% of their shares. More specifically, for each share of Nationstar common stock held, $16.917371 in cash (approximately 94% of $18.00) and 0.7686 shares of common stock of WMIH (approximately 6% of 12.7793) will be distributed and Company stockholders who made a valid election for stock consideration (including those deemed to have made an election to receive stock consideration) will receive 12.7793 shares of common stock of WMIH for each share of Nationstar common stock held.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, subject to certain exceptions, (i) each then-outstanding share of Nationstar restricted stock automatically vested in full and was converted into the right to receive the Merger Consideration, as elected by the holder thereof, and (ii) each then-outstanding Nationstar restricted stock unit, whether vested or unvested, was automatically vested in full, assumed by WMIH and converted into a WMIH restricted stock unit entitling the holder thereof to receive upon settlement the Merger Consideration, as elected by the holder, as described above with respect to shares of Nationstar restricted stock.

Basis of Presentation

The consolidated interim financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The interim consolidated financial statements are unaudited; however, in the opinion of management, all adjustments considered necessary for a fair presentation of the results of the interim periods have been included. Certain prior period amounts have been reclassified to conform to the current period presentation. Dollar amounts are reported in millions, except per share data and other key metrics, unless otherwise noted.

The Company evaluated subsequent events through the date these interim consolidated financial statements were issued.

The Company describes its significant accounting policies in Note 2 of the notes to the consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017. During the six months ended June 30, 2018, no significant changes were made to those accounting policies.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, and other entities in which the Company has a controlling financial interest, and those variable interest entities (“VIE”) where the Company’s wholly-owned subsidiaries are the primary beneficiaries. Assets and liabilities of VIEs and their respective results of operations are consolidated from the date that the Company became the primary beneficiary through the date the Company ceases to be the primary beneficiary. The Company applies the equity method of accounting to investments where it is able to exercise significant influence, but not control, over the policies and procedures of the entity and owns less than 50% of the voting interests. Investments in certain companies over which the Company does not exert significant influence are accounted for as cost method investments. Intercompany balances and transactions on consolidated entities have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates due to factors such as adverse changes in the economy, changes in interest rates, secondary market pricing for loans held for sale and derivatives, strength of underwriting and servicing practices, changes in prepayment assumptions, declines in home prices or discrete events adversely affecting specific borrowers, and such differences could be material.

Reclassification

Certain reclassifications have been made in the 2017 consolidated financial statements to conform to the 2018 presentation. Such reclassifications did not affect total revenues or net income. Refer to the Recent Accounting Guidance Adopted footnote for additional information regarding retrospective reclassifications related to Accounting Standards Update No. 2016-18 adopted in 2018.

Recent Accounting Guidance Adopted

Accounting Standards Update No. 2014-09, 2016-08, 2016-10, 2016-12 and 2016-20, collectively implemented as Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) Revenue from Contracts with Customers, provides guidance for revenue recognition. This ASC’s core principle requires a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects consideration to which the company expects to be entitled in exchange for those goods or services. The standard also clarifies the principal versus agent considerations, providing the evaluation must focus on whether the entity has control of the goods or services before they are transferred to the customer. The new standard permits the use of either the modified retrospective or full retrospective transition method. The Company’s revenue is generated from loan servicing, loan originations, and services provided by Xome. Servicing revenue is comprised of servicing fees and other ancillary fees in connection with the Company’s servicing activities as well as fees earned under subservicing arrangements. Origination revenue is comprised of fee income earned at origination of a loan, interest income earned for the period the loans are held, and gain on sale on loans upon disposition of the loan. Xome’s revenue is comprised of income earned from real estate exchange, real estate services and real estate software as a service. The Company has performed a review of the new guidance as compared to its current accounting policies, and evaluated all services rendered to its customers as well as underlying contracts to determine the impact of this standard to its revenue recognition process. The majority of services rendered by the Company in connection with originations and servicing are not within the scope of ASC 606. However, all revenues from Xome fall within the scope of ASC 606. Xome’s operations are comprised of Exchange, Services and Software as a Service (“SaaS”).

•

Exchange is a national technology-enabled platform that manages and sells residential properties through its Xome.com platform. Revenue-generating activities include commission and buyer’s premium of winning bids on auctioned real estate owned (“REO”) and short sale properties. Revenue is recognized when performance obligation is completed, which is at the closing of real estate transactions and transfer of ownership to the buyer.

•

Services connects the major touch points of the real estate transactions process by providing title, escrow and collateral valuation services for purchase, refinance and default transactions. Major revenue-generating activities include title and escrow services, and valuation services. Revenue is recognized when performance obligation is completed, which is when services are rendered to customers.

•

SaaS includes Company’s software as a service platform providing integrated technology, media and data solutions to mortgage servicers, originators and multiple listing service (“MLS”) organizations and associations. Revenue-generating activities include software and platform system access and use, system implementation, software maintenance and support, data services and any additional customized enhancement. Revenue is recognized when performance obligation is completed, which is generally recognized on straight-line basis over the contractual terms. Additionally, any additional fees owed due to usage metrics in excess of the monthly minimum will be recognized each month under the usage-based royalties guidance of ASC 606.

Upon completion of its review of relevant contracts, the Company made a determination that there was no material impact to revenue recognition upon adoption of the new standard. Additionally, the Company identified and implemented changes to its accounting policies and practices, business processes, and controls to support the new revenue recognition standard. The Company adopted the standard on January 1, 2018 and there is no material impact recorded to revenue in 2018.

Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), relates to the Statement of Cash Flows (Topic 230) and is intended to provide specific guidance to reduce diversity in practice. ASU 2016-15 addresses the following eight cash flow classification issues: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of life insurance claims, (5) proceeds from the settlement of corporate owned life insurance policies, including bank-owned life insurance policies, (6) distributions received from equity method investees, (7) beneficial interests in securitization transactions and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual reporting period beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. The Company adopted ASU 2016-15 in the first quarter of 2018 and determined that the implementation of this standard has no impact on the Company’s consolidated statement of cash flows.

Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash (ASU 2016-18), requires that a statement of cash flows explain the change during the period in the total cash, cash equivalents, and amounts generally described as restricted cash and restricted cash equivalents. ASU 2016-18 is effective for annual reporting period beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. The Company adopted ASU 2016-18 in the first quarter of 2018 and retrospectively applied the guidance to all periods presented. As a result, the Company includes restricted cash with cash and cash equivalents when reconciling the beginning and end of period total amounts shown on the consolidated statements of cash flows, and the Company no longer presents changes in restricted cash as a component of financing activities.

Accounting Standards Update No. 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-1), ASU 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Among other things, ASU 2016-01 requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Furthermore, equity investments without readily determinable fair values are to be assessed for impairment using a quantitative approach. ASU 2016-01 is effective for interim period beginning after December 15, 2017, and requires a modified retrospective approach to adoption. The Company adopted ASU 2016-01 in the first quarter of 2018 and determined that the implementation of this standard has no significant impact on the Company’s consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), No.2018-10, Codification Improvements to Topic 842, Leases (ASU 2018-10), and No. 2018-11, Leases (Topic 842): Targeted Improvements (ASU 2018-11), primarily impact lessee accounting by requiring the recognition of a right-of-use asset and a corresponding lease liability on the balance sheet for long-term lease agreements. ASU 2016-02 requires the recognition of a lease liability that is equal to the present value of all reasonably certain lease payments. The right-of-use asset will be based on the liability, subject to adjustment for initial direct costs. Lease agreements with terms 12 months or less are permitted to be excluded from the balance sheet. In general, leases will be amortized on a straight-line basis with the exception of finance lease agreements. ASU 2018-10 and ASU 2018-11 affect narrow aspects of the guidance issued in the amendments in ASU 2016-02. ASU 2018-11 specifically relieves companies of the requirement to present prior comparative years’ result when they adopt ASU 2016-02 and gives companies the option to recognize the cumulative effect of applying ASU 2016-02 to lease assets and liabilities as an adjustment to the opening balance of retained earnings. ASU 2016-02, ASU 2018-10, and ASU 2018-11 are effective for the Company for its interim periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect adoption of ASU 2016-02, ASU 2018-10, and ASU 2018-11 to have a material impact on its consolidated balance sheets and statements of operations based on the Company’s preliminary analysis.

Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses (Topic 326) (ASU 2016-13), requires expected credit losses for financial instruments held at the reporting date to be measured based on historical experience, current conditions and reasonable and supportable forecasts. The update eliminates the probable initial recognition threshold in current GAAP and instead reflects an entity’s current estimate of all expected credit losses. Previously, when credit losses were measured under GAAP, an entity generally only considered past events and current conditions in measuring the incurred loss. ASU 2016-13 is effective for interim periods beginning after December 15, 2019. The Company is currently evaluating the potential impact of ASU 2016-13 on its consolidated financial statements.

Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment, simplifies the accounting for goodwill impairment for all entities by requiring impairment charges to be based on the first step in today’s two-step impairment test under ASC Topic 350 Intangibles - Goodwill and Other. ASU 2017-04 is effective for the Company for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. ASU 2017-04 will be adopted prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the potential impact of ASU 2017-04 on its consolidated financial statements.

2. Mortgage Servicing Rights (“MSRs”) and Related Liabilities

The following table sets forth the carrying value of Company’s MSRs and the related liabilities.

MSRs and Related Liabilities	June 30, 2018	December 31, 2017
Mortgage servicing rights - fair value and amortized cost(1)	$3,356	$2,941

Mortgage servicing liabilities - amortized cost	$27	$41

Excess spread financing - fair value	$1,047	$996
Mortgage servicing rights financing - fair value	16	10

MSR related liabilities - nonrecourse at fair value	$1,063	$1,006

(1)	Amount as of December 31, 2017 includes $4 of reverse MSRs at amortized cost. There were no reverse MSRs as of June 30, 2018.

Mortgage Servicing Rights

The Company owns and records at fair value the rights to service traditional residential mortgage (“forward”) loans for others either as a result of purchase transactions or from the retained servicing associated with the sales and securitizations of loans originated. MSRs are comprised of servicing rights related to both agency and non-agency loans.

The following table sets forth the activities of forward MSRs.

	Six Months Ended June 30,
MSRs - Fair Value	2018	2017
Fair value - beginning of period	$2,937	$3,160
Additions:
Servicing retained from mortgage loans sold	139	103
Purchases of servicing rights	132	13
Dispositions:
Sales of servicing assets(1)	4	2
Changes in fair value:
Changes in valuation inputs or assumptions used in the valuation model	283	(74)
Other changes in fair value	(139)	(158)

Fair value - end of period	$3,356	$3,046

(1) Amounts are related to the sale of nonperforming loans which have a negative MSR.

From time to time, the Company sells its ownership interest in certain MSRs and is retained as the subservicer for the sold assets. The Company has evaluated the sale accounting requirements related to these transactions, including the Company’s continued involvement as the subservicer, and concluded that these transactions qualify for sale accounting treatment.

MSRs measured at fair value are segregated between credit sensitive and interest sensitive pools. Credit sensitive pools are primarily impacted by borrower performance under specified repayment terms, which most directly impacts involuntary prepayments and delinquency rates. Interest sensitive pools are primarily impacted by changes in forecasted interest rates, which in turn impact voluntary prepayment speeds. The Company assesses whether acquired portfolios are more credit sensitive or interest sensitive in nature on the date of acquisition. Numerous factors are considered in making this assessment, including loan-to-value ratios, FICO scores, percentage of portfolio previously modified, portfolio seasoning and similar criteria. The determination between credit sensitive and interest sensitive for a pool is made at the date of acquisition and no subsequent changes are made.

Credit sensitive portfolios generally consist of higher delinquency, single-family non-conforming residential forward mortgage loans serviced for agency and non-agency investors. Interest sensitive portfolios generally consist of lower delinquency, single-family conforming residential forward mortgage loans for agency investors.

The following table provides a breakdown of credit sensitive and interest sensitive unpaid principal balance (“UPB”) for the Company’s forward MSRs.

MSRs - Sensitivity Pools	June 30, 2018		December 31, 2017
	UPB	Fair Value	UPB	Fair Value
Credit sensitive	$153,552	$1,695	$167,605	$1,572
Interest sensitive	124,553	1,661	113,775	1,365

Total	$278,105	$3,356	$281,380	$2,937

The Company used the following key weighted-average inputs and assumptions in estimating the fair value of MSRs.

	June 30, 2018	December 31, 2017
Credit Sensitive
Discount rate	11.4%	11.4%
Total prepayment speeds	11.7%	15.2%
Expected weighted-average life	6.6 years	5.7 years
Interest Sensitive
Discount rate	9.2%	9.2%
Total prepayment speeds	9.8%	10.7%
Expected weighted-average life	7.0 years	6.7 years

The following table shows the hypothetical effect on the fair value of the MSRs when applying certain unfavorable variations of key assumptions to these assets for the dates indicated.

	Discount Rate		Total Prepayment Speeds
MSRs - Hypothetical Sensitivities	100 bps Adverse Change	200 bps Adverse Change	10% Adverse Change	20% Adverse Change
June 30, 2018
Mortgage servicing rights	$(130)	$(251)	$(119)	$(231)
December 31, 2017
Mortgage servicing rights	$(108)	$(208)	$(118)	$(227)

These hypothetical sensitivities should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects.

Mortgage Servicing Liabilities (“MSL”) - Amortized Cost

The Company services and subservices certain Home Equity Conversion Mortgage (“HECM”) reverse mortgage loans with an unpaid principal balance of $32,264 and $35,112 as of June 30, 2018 and December 31, 2017, respectively. Mortgage servicing liabilities had an ending balance of $27 and $41 as of June 30, 2018 and December 31, 2017, respectively. For the six months ended June 30, 2018, the Company accreted $11 of the MSL and recorded other MSL adjustments of $3. The fair value of MSL was $(5) and $34 as of June 30, 2018 and December 31, 2017, respectively. The fair value of MSL as of June 30, 2018 was primarily driven by net excess payments made to a government sponsored entity which will be reimbursed in the future. Based on management’s assessment at June 30, 2018, no increased obligation was needed.

Excess Spread Financing - Fair Value

In order to finance the acquisition of certain MSRs on various loan pools (“Portfolios”), the Company has entered into sale and assignment agreements with a third-party associated with funds and accounts under management of BlackRock Financial Management Inc. (“BlackRock”), a third-party associated with funds and accounts under management of Värde Partners, Inc. (“Varde”) and with certain affiliated entities formed and managed by New Residential Investment Corp. (“New Residential”), which is managed by an affiliate of Fortress Investment Group LLC (“Fortress”). The Company sold to such entities the right to receive a specified percentage of the excess cash flow generated from the Portfolios after receipt of a fixed base servicing fee per loan. Servicing fees associated with traditional MSRs can be segregated into a contractually specified base servicing fee component and an excess servicing fee. The base servicing fee, along with ancillary income, is designed to cover costs incurred to service the specified pool plus a reasonable profit margin. The remaining servicing fee is considered excess. The Company retains all the base servicing fee and ancillary revenues associated with servicing the Portfolios and retains a portion of the excess servicing fee. The Company continues to be the servicer of the Portfolios and provides all servicing and advancing functions.

Contemporaneous with the above, the Company entered into refinanced loan obligations with New Residential, BlackRock and Varde. Should the Company refinance any loan in the Portfolios, subject to certain limitations, it will be required to transfer the new loan or a replacement loan of similar economic characteristics into the Portfolios. The new or replacement loan will be governed by the same terms set forth in the sale and assignment agreement described above, which is the primary driver of the recapture rate assumption.

The range of key assumptions used in the Company’s valuation of excess spread financing are as follows.

Excess Spread Financing	Prepayment Speeds	Average Life (Years)	Discount Rate	Recapture Rate
June 30, 2018
Low	6.0%	5.2	8.5%	8.2%
High	15.1%	8.1	14.0%	27.3%
Weighted-average	11.1%	6.5	10.6%	18.0%
December 31, 2017
Low	6.2%	4.4	8.5%	7.2%
High	21.2%	6.9	14.1%	30.0%
Weighted-average	13.7%	5.9	10.8%	18.7%

The following table shows the hypothetical effect on the excess spread financing fair value when applying certain unfavorable variations of key assumptions to these liabilities for the dates indicated.

	Discount Rate		Prepayment Speeds
Excess Spread Financing - Hypothetical Sensitivities	100 bps Adverse Change	200 bps Adverse Change	10% Adverse Change	20% Adverse Change
June 30, 2018
Excess spread financing	$40	$83	$31	$64
December 31, 2017
Excess spread financing	$37	$78	$34	$71

As the cash flow assumptions utilized in determining the fair value amounts in the excess spread financing are based on the related cash flow assumptions utilized in the financed MSRs, any fair value changes recognized in the MSRs would inherently have an inverse impact on the carrying amount of the related excess spread financing. For example, while an increase in discount rates would negatively impact the value of the Company’s MSRs, it would reduce the carrying value of the associated excess spread financing liability.

These hypothetical sensitivities should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects. Also, a positive change in the above assumptions would not necessarily correlate with the corresponding decrease in the net carrying amount of the excess spread financing.

Mortgage Servicing Rights Financing - Fair Value

From December 2013 through June 2014, the Company entered into agreements to sell a contractually specified base servicing fee component of certain MSRs and servicing advances under specified terms to a joint venture capitalized by New Residential and certain unaffiliated third-party investors. The Company continues to be the named servicer and, for accounting purposes, ownership of the mortgage servicing rights continues to reside with the Company. Accordingly, the Company records the MSRs and a MSR financing liability associated with this transaction in its consolidated balance sheets. See Note 18. Transactions with Affiliates for additional information.

The following table sets forth the weighted average assumptions used in the valuation of the mortgage servicing rights financing liability.

Mortgage Servicing Rights Financing Assumptions	June 30, 2018	December 31, 2017
Advance financing rates	4.1%	3.5%
Annual advance recovery rates	18.9%	23.2%

The following table sets forth the items comprising revenues associated with servicing loan portfolios.

	Three Months Ended June 30,		Six Months Ended June 30,
Servicing Revenue	2018	2017	2018	2017
Contractually specified servicing fees(1)	$245	$253	$495	$508
Other service-related income(1)(2)	28	46	56	86
Incentive and modification income(1)	18	21	33	43
Late fees(1)	22	22	46	46
Reverse servicing fees	14	13	33	27
Mark-to-market adjustments(2)(3)	19	(84)	171	(116)
Counterparty revenue share(4)	(50)	(59)	(95)	(121)
Amortization, net of accretion(5)	(48)	(66)	(96)	(127)

Total servicing revenue	$248	$146	$643	$346

(1)	Amounts include subservicing related revenues.

(2) In the fourth quarter of 2017, the Company reevaluated presentation of adjustments related to certain Ginnie Mae early buyout activities and reclassified $6 and $12 from other service-related income to mark-to-market adjustments for the three and six months ended June 30, 2017, respectively. Total servicing revenue was not affected by this reclassification adjustment.

(3) Mark-to-market (“MTM”) includes fair value adjustments on MSR, excess spread financing and MSR financing liabilities. The amount of MSR MTM reflected is net of cumulative incurred losses related to advances and other receivables associated with inactive and liquidated loans that are no longer part of the MSR portfolio and these incurred losses have been transferred to reserves on advances and other receivables. These cumulative incurred losses totaled $22 and $22 for the three months ended June 30, 2018 and 2017, respectively, and $34 and $37 for the six months ended June 30, 2018 and 2017, respectively.

(4) Counterparty revenue share represents the excess servicing fee that the Company pays to the counterparties under the excess spread financing arrangements and the payments made associated with MSRs financing arrangements.

(5) Amortization is net of excess spread accretion of $37 and $40 for the three months ended June 30, 2018 and 2017, respectively and $67 and $82 for the six months ended June 30, 2018 and 2017, respectively.

3. Advances and Other Receivables, Net

Advances and other receivables, net consists of the following.

	June 30, 2018	December 31, 2017
Servicing advances	$1,248	$1,599
Receivables from agencies, investors and prior servicers	363	391
Reserves	(294)	(284)

Total advances and other receivables, net	$1,317	$1,706

The Company, as a loan servicer, is contractually responsible to advance funds on behalf of the borrower and investor primarily for loan principal and interest, property taxes and hazard insurance, and foreclosure costs. Advances are primarily recovered through reimbursement from the investor, proceeds from sale of loan collateral, or mortgage insurance claims. Reserves for advances and other receivables on loans transferred out of the MSR portfolio are established within advances and other receivables.

The Company estimates and records an asset for estimated recoveries to be collected from prior servicers for their respective portion of the losses associated with the underlying loans that were not serviced in accordance with established guidelines. Receivables from prior servicers totaled $136 and $134 for the Company’s forward loan portfolio at June 30, 2018 and December 31, 2017, respectively.

The following table sets forth the activities of the reserves for advances and other receivables.

	Three Months Ended June 30,		Six Months Ended June 30,
Reserves for Advances and Other Receivables	2018	2017	2018	2017
Balance - beginning of period	$277	$208	$284	$184
Provision and other additions(1)	38	36	60	76
Write-offs	(21)	(8)	(50)	(24)

Balance - end of period	$294	$236	$294	$236

(1)

A provision of $22 and $22 was recorded through the MTM adjustments in service related revenues for the three months ended June 30, 2018 and 2017, respectively, and $34 and $37 for the six months ended June 30, 2018 and 2017, respectively, for inactive and liquidated loans that are no longer part of the MSR portfolio. Other additions represent reclassifications of required reserves from other balance sheet accounts.

4. Reverse Mortgage Interests, Net

Reverse mortgage interests, net consists of the following.

	June 30, 2018	December 31, 2017
Participating interests in HECM mortgage-backed securities (“HMBS”)	$6,518	$7,107
Other interests securitized	908	912
Unsecuritized interests	2,168	2,080
Reserves	(117)	(115)

Total reverse mortgage interests, net	$9,477	$9,984

Participating Interests in HMBS

Participating interests in HMBS consist of the Company’s reverse mortgage interests in HECM loans which have been transferred to Ginnie Mae (“GNMA”) and subsequently securitized through the issuance of HMBS. During the six months ended June 30, 2018 and 2017, a total of $174 and $338 in UPB were transferred to Ginnie Mae and securitized, respectively.

Other Interests Securitized

Other interests securitized consist of reverse mortgage interests that no longer meet HMBS program eligibility criteria and have been repurchased out of HMBS. These reverse mortgage interests have subsequently been transferred to private securitization trusts and are accounted for as a secured borrowing. During the six months ended June 30, 2018, a total of $443 UPB was securitized through Trust 2018-1 and a total of $284 UPB from Trust 2016-2 and Trust 2016-3 were called and debt extinguished. Refer to Other Nonrecourse Debt in Note 8, Indebtedness for additional information.

Unsecuritized Interests

Unsecuritized interests in reverse mortgages consists of the following.

	June 30, 2018	December 31, 2017
Repurchased HECM loans	$1,749	$1,662
HECM related receivables	332	311
Funded borrower draws not yet securitized	62	82
REO related receivables	25	25

Total unsecuritized interests	$2,168	$2,080

Unsecuritized interests include repurchased HECM loans for which the Company is required to repurchase from the HMBS pool when the outstanding principal balance of the HECM loan is equal to or greater than 98% of the maximum claim amount established at origination in accordance with HMBS program guidelines. The Company repurchased a total of $2,109 and $2,208 HECM loans out of Ginnie Mae HMBS securitizations during the six months ended June 30, 2018 and 2017, respectively, of which $444 and $550 were subsequently assigned to a third party in accordance with applicable servicing agreements, respectively. To the extent a loan is not subject to applicable servicing agreements and assigned to a third party, the loan is either subject to assignment to HUD, per contractual obligations with Ginnie Mae, liquidated via a payoff from the borrower, or liquidated via a foreclosure according to the terms of the underlying mortgage.

The Company also estimates and records an asset for probable recoveries from prior servicers for their respective portion of the losses associated with the underlying loans that were not serviced in accordance with established guidelines. Receivables from prior servicers totaled $36 and $22 for the Company’s reverse loan portfolio at June 30, 2018 and December 31, 2017, respectively.

Purchase of Reverse Mortgage Servicing Rights and Interests

On December 1, 2016, the Company executed an asset purchase agreement with a large financial institution and acquired servicing rights and reverse mortgage interests. As part of the asset purchase agreement, the Company agreed to acquire remaining components of the reverse portfolio, primarily including servicing of whole HECM loans and REO advances upon receiving regulatory approval. In September 2017, the Company executed a mortgage servicing rights purchase agreement and a subservicing agreement to acquire servicing rights and subservicing contracts on the remaining reverse portfolio. In March 2018, the Company executed an asset purchase agreement to acquire reverse mortgage interests on the subservicing contracts acquired in September 2017 referenced above, acquiring $467 UPB of participating interests in HECM loans and $460 UPB of related HMBS obligations. The Company performed a relative fair value allocation upon the March 2018 acquisition, resulting in the aforementioned assets and liabilities in addition to $2 of HECM related receivables and $7 of purchase discount within unsecuritized interests. In addition, the Company paid net proceeds of $1 for the acquisition of these assets and assumption of related liabilities.

Reserves for Reverse Mortgage Interests

The Company records reserves related to reverse mortgage interests based on potential unrecoverable costs and loss exposures expected to be realized. Recoverability is determined based on the Company’s ability to meet U.S. Department of Housing and Urban Development (“HUD”) servicing guidelines and is viewed as two different categories of expenses: financial and operational. Financial exposures are defined as the cost of doing business related to servicing the HECM product and include potential unrecoverable costs primarily based on HUD claim guidelines related to recoverable expenses and unfavorable changes in the appraised value of the loan collateral. Operational exposures are defined as unrecoverable debenture interest curtailments imposed for missed Federal Housing Administration (“FHA”) specified servicing timelines.

The activity of the reserves for reverse mortgage interests is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
Reserves for reverse mortgage interests	2018	2017	2018	2017
Balance - beginning of period	$134	$137	$115	$131
Provision (release), net	(6)	14	20	22
Write-offs	(11)	(2)	(18)	(4)

Balance - end of period	$117	$149	$117	$149

Reverse Mortgage Interest Income

The Company accrues interest income for its participating interest in reverse mortgages based on the stated rates underlying HECM loans and FHA guidelines. Total interest earned on the Company’s reverse mortgage interests was $118 and $115 for the three months ended June 30, 2018 and 2017, respectively, and $237 and $233 for the six months ended June 30, 2018 and 2017, respectively.

In connection with previous reverse mortgage portfolio acquisitions, the Company recorded a purchase discount within unsecuritized interests. During the three and six months ended June 30, 2018, the Company accreted $6 and $12, respectively, of the purchase discount to interest income related to the above referenced transactions. There was $84 purchase discount remaining related to the above referenced transactions as of June 30, 2018.

5. Mortgage Loans Held for Sale and Investment

Mortgage Loans Held for Sale

The Company maintains a strategy of originating and purchasing residential mortgage loan products primarily for the purpose of selling to government-sponsored enterprises (“GSEs”) or other third-party investors in the secondary market on a servicing-retained basis. The Company focuses on assisting customers currently in the Company’s servicing portfolio with refinancing of loans or new home purchases. Generally, all newly originated mortgage loans held for sale are securitized and transferred to GSEs or delivered to third-party purchasers shortly after origination on a servicing-retained basis.

Mortgage loans held for sale are recorded at fair value as set forth below.

	June 30, 2018	December 31, 2017
Mortgage loans held for sale – UPB	$1,586	$1,837
Mark-to-market adjustment(1)	49	54

Total mortgage loans held for sale	$1,635	$1,891

(1)	The mark-to-market adjustment is recorded in net gain on mortgage loans held for sale in the consolidated statements of operations.

The Company accrues interest income as earned and places loans on non-accrual status after any portion of principal or interest has been delinquent for more than 90 days. Accrued interest is recorded as interest income in the consolidated statements of operations.

The total UPB of mortgage loans held for sale on non-accrual status was as follows for the dates indicated.

	June 30, 2018		December 31, 2017
Mortgage Loans Held for Sale - UPB	UPB	Fair Value	UPB	Fair Value
Non-accrual	$57	$53	$66	$64

From time to time, the Company exercises its right to repurchase individual delinquent loans in Ginnie Mae securitization pools to minimize interest spread losses, to re-pool into new Ginnie Mae securitizations, or to otherwise sell to third-party investors. During the six months ended June 30, 2018 and 2017, the Company repurchased $109 and $144 of delinquent Ginnie Mae loans, respectively, and securitized or sold to third-party investors $135 and $172 of previously repurchased loans, respectively. As of June 30, 2018 and 2017, $92 and $33 of the repurchased loans have re-performed and were held in accrual status, respectively, and remaining balances continue to be held under a nonaccrual status.

The total UPB of mortgage loans held for sale for which the Company has begun formal foreclosure proceedings was $40 and $51 as of June 30, 2018 and December 31, 2017, respectively.

The following table details a roll forward of the change in the account balance of mortgage loans held for sale.

	Six Months Ended June 30,
Mortgage loans held for sale	2018	2017
Balance - beginning of period	$1,891	$1,788
Mortgage loans originated and purchased, net of fees	10,630	8,887
Loans sold	(11,377)	(9,753)
Repurchase of loans out of Ginnie Mae securitizations	475	599
Transfer of mortgage loans held for sale to advances/accounts receivable, net related to claims(1)	(6)	(8)
Net transfer of mortgage loans held for sale from REO in other assets(2)	12	11
Changes in fair value	1	10
Other purchase-related activities(3)	9	9

Balance - end of period	$1,635	$1,543

(1)	Amounts are comprised of claims made on certain government insured mortgage loans upon completion of the REO sale.
(2)

Net amounts are comprised of REO in the sales process, which are transferred to other assets, and certain government insured mortgage REO, which are transferred from other assets upon completion of the sale so that the claims process can begin.

(3)	Amounts are comprised primarily of non-Ginnie Mae loan purchases and buyouts.

For the six months ended June 30, 2018 and 2017, the Company received proceeds of $11,491 and $10,007, respectively, on the sale of mortgage loans held for sale, resulting in gains of $114 and $254, respectively.

The Company has the right to repurchase any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. The majority of Ginnie Mae repurchased loans are repurchased solely with the intent to re-pool into new Ginnie Mae securitizations upon re-performance of the loan or to otherwise sell to third-party investors. Therefore, these loans are classified as held for sale. The amounts repurchased out of Ginnie Mae pools, as presented above, are primarily in connection with loan modifications and loan resolution activity as part of the Company’s contractual obligations as the servicer of the loans.

Mortgage Loans Held for Investment, Net

The following sets forth the composition of mortgage loans held for investment, net.

	June 30, 2018	December 31, 2017
Mortgage loans held for investment, net – UPB	$183	$193
Transfer discount:
Non-accretable	(37)	(41)
Accretable	(13)	(12)
Allowance for loan losses	(1)	(1)

Total mortgage loans held for investment, net	$132	$139

The changes in accretable yield discount on loans transferred to mortgage loans held for investment, net are set forth below.

	Six Months Ended June 30,
Accretable Yield Discount	2018	2017
Balance - beginning of the period	$(12)	$(13)
Accretion	1	1
Reclassifications from non-accretable discount	(2)	(2)

Balance - end of the period	$(13)	$(14)

The Company may periodically modify the terms of any outstanding mortgage loans held for investment for loans that are either in default or in imminent default. Modifications often involve reduced payments by borrowers, modification of the original terms of the mortgage loans, forgiveness of debt and/or modified servicing advances. As a result of the volume of modification agreements entered into, the estimated average outstanding life in this pool of mortgage loans has been extended. The Company records interest income on the transferred loans on a level-yield method. To maintain a level-yield on these transferred loans over the estimated extended life, the Company reclassified to accretable yield discount approximately $2 and $2 of transfer discount designated as reserves for future loss, for the six months ended June 30, 2018 and 2017, respectively. No provision for reserves was required for the six months ended June 30, 2018 and 2017, respectively, as the fair value of the underlying collateral exceeded the carrying value of the loans, net of the non-accretable discount.

The total UPB of mortgage loans held for investment for which the Company has begun formal foreclosure proceedings was $19 and $22 as of June 30, 2018 and December 31, 2017, respectively.

6. Other Assets

Other assets consist of the following.

	June 30, 2018	December 31, 2017
Loans subject to repurchase right from Ginnie Mae	$206	$218
Accrued revenues	128	148
Goodwill	71	72
Prepaid expenses	31	27
Deposits	21	19
Real estate owned (REO), net	18	23
Intangible assets	14	19
Receivables from affiliates, net	6	6
Other	98	82

Total other assets	$593	$614

Loans Subject to Repurchase Right from Ginnie Mae

Forward loans are sold to Ginnie Mae in conjunction with the issuance of mortgage backed securities. The Company, as the issuer of the mortgage backed securities, has the unilateral right to repurchase any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Once the Company has the unilateral right to repurchase a delinquent loan, it has effectively regained control over the loan and recognizes these rights to the loan on its consolidated balance sheets and establishes a corresponding repurchase liability regardless of the Company’s intention to repurchase the loan.

Goodwill

In February 2018, the Company sold the software-based business of Xome’s Real Estate Digital (“RED”) business. In connection with the sale, the Company wrote off $1 goodwill.

Accrued Revenues

Accrued revenues are primarily comprised of service fees earned but not received based upon the terms of the Company’s servicing and subservicing agreements.

REO, Net

REO, net includes $11 and $15 of REO-related receivables with government insurance at June 30, 2018 and December 31, 2017, respectively, limiting loss exposure to the Company.

Other

Other primarily includes tax receivables and non-advance related accounts receivable due from investors.

7. Derivative Financial Instruments

Derivative instruments utilized by the Company primarily include interest rate lock commitments (“IRLCs”), Loan Purchase Commitments (“LPCs”), forward Mortgage Backed Securities (“MBS”) trades, Eurodollar and Treasury futures and interest rate swap agreements.

Associated with the Company’s derivatives are $6 and $1 in collateral deposits on derivative instruments recorded in other assets on the Company’s consolidated balance sheets as of June 30, 2018 and December 31, 2017, respectively. The Company does not offset fair value amounts recognized for derivative instruments with amounts collected and/or deposited on derivative instruments in its consolidated balance sheets.

The following table provides the outstanding notional balances, fair values of outstanding positions and recorded gains/(losses).

	Expiration Dates	Outstanding Notional	Fair Value	Recorded Gains / (Losses)
Six Months Ended June 30, 2018
Assets
Mortgage loans held for sale
Loan sale commitments	2018	$368	$7.2	$7.1
Derivative financial instruments
IRLCs	2018	1,778	60.2	0.9
Forward sales of MBS	2018	568	0.4	(2.0)
LPCs	2018	271	1.7	0.8
Treasury futures	2018	35	0.1	(1.8)
Eurodollar futures(1)	2018-2021	22	—	—
Liabilities
Derivative financial instruments
IRLCs(1)	2018	1	—	—
Forward sales of MBS	2018	2,710	8.0	5.2
LPCs	2018	185	0.7	0.1
Treasury futures(1)	2018	63	—	(1.4)
Eurodollar futures(1)	2020-2021	6	—	—

Year Ended December 31, 2017
Assets
Mortgage loans held for sale
Loan sale commitments(1)	2018	$13	$0.1	$—
Derivative financial instruments
IRLCs	2018	2,065	59.3	(32.9)
Forward sales of MBS	2018	1,802	2.4	(36.9)
LPCs	2018	171	0.9	(1.0)
Treasury futures	2018	81	1.9	1.9
Eurodollar futures(1)	2018-2021	26	—	—
Interest rate swaps(1)	2018	—	—	(0.1)
Liabilities
Derivative financial instruments
IRLCs(1)	2018	7	—	1.1
Forward sales of MBS	2018	1,579	2.8	7.2
LPCs	2018	213	0.6	0.9
Treasury futures	2018	128	1.4	(1.4)
Eurodollar futures(1)	2018-2021	17	—	—
Interest rate swaps(1)	2018	—	—	0.1

(1)	Fair values or recorded gains/(losses) of derivative instruments are less than $0.1 for the specified dates.

8. Indebtedness

Notes Payable

					June 30, 2018		December 31, 2017
Advance Facilities	Interest Rate	Maturity Date	Collateral	Capacity Amount	Outstanding	Collateral Pledged	Outstanding	Collateral pledged
Nationstar agency advance receivables trust	LIBOR+2.0% to 2.6%	November 2019	Servicing advance receivables	$575	$248	$292	$416	$492
Nationstar mortgage advance receivable trust	LIBOR+1.4% to 6.5%	November 2018	Servicing advance receivables	500	142	243	230	287
Nationstar agency advance financing facility	LIBOR+1.0% to 7.4%	January 2019	Servicing advance receivables	150	77	92	102	117
MBS advance financing facility	LIBOR+2.5%	March 2019	Servicing advance receivables	130	—	—	63	64
MBS servicer advance facility (2014)	LIBOR+3.0%	October 2018	Servicing advance receivables	125	49	139	44	140

Advance facilities principal amount					516	$766	855	$1,100

Unamortized debt issuance costs					—		—

Advance facilities, net					$516		$855

					June 30, 2018		December 31, 2017
Warehouse Facilities	Interest Rate	Maturity Date	Collateral	Capacity Amount	Outstanding	Collateral Pledged	Outstanding	Collateral pledged
$1,200 warehouse facility	LIBOR+1.9% to 3.8%	October 2018	Mortgage loans or MBS	$1,200	$768	$836	$889	$960
$1,000 warehouse facility	LIBOR+2.0% to 2.5%	September 2018	Mortgage loans or MBS	1,000	289	297	299	308
$950 warehouse facility	LIBOR+2.0% to 3.5%	November 2018	Mortgage loans or MBS	950	632	705	721	785
$600 warehouse facility	LIBOR+2.5%	February 2019	Mortgage loans or MBS	600	354	379	333	347
$500 warehouse facility	LIBOR+1.8% to 2.8%	September 2018	Mortgage loans or MBS	500	198	202	233	239
$500 warehouse facility	LIBOR+1.8% to 2.8%	November 2018	Mortgage loans or MBS	500	288	318	305	337
$500 warehouse facility	LIBOR+2.0% to 3.5%	April 2019	Mortgage loans or MBS	500	312	338	246	272
$300 warehouse facility	LIBOR+2.3%	January 2019	Mortgage loans or MBS	300	109	135	116	141
$200 warehouse facility	LIBOR+1.6%	April 2019	Mortgage loans or MBS	200	34	35	80	81
$200 warehouse facility	LIBOR+5.5% to 6.8%	June 2020	Mortgage loans or MBS	200	100	195	50	50
$150 warehouse facility	LIBOR+4.3%	September 2018	Mortgage loans or MBS	150	—	94	—	—
$50 warehouse facility	LIBOR+4.5%	August 2020	Mortgage loans or MBS	50	—	48	10	10
$40 warehouse facility	LIBOR+3.0%	November 2018	Mortgage loans or MBS	40	3	5	4	6

Warehouse facilities principal amount					3,087	$3,587	3,286	$3,536

Unamortized debt issuance costs					(1)		(1)

Warehouse facilities, net					$3,086		$3,285

Pledged Collateral:
Mortgage loans, net					$1,544	$1,431	$1,852	$1,680
Reverse mortgage interests, net					1,443	1,612	1,434	1,575
MSR and other collateral					100	544	—	281

Unsecured Senior Notes

Unsecured senior notes consist of the following.

	June 30, 2018	December 31, 2017
$600 face value, 6.500% interest rate payable semi-annually, due July 2021	$595	$595
$400 face value, 7.875% interest rate payable semi-annually, due October 2020	394	397
$475 face value, 6.500% interest rate payable semi-annually, due August 2018	364	364
$375 face value, 9.625% interest rate payable semi-annually, due May 2019	266	323
$300 face value, 6.500% interest rate payable semi-annually, due June 2022	206	206

Unsecured senior notes principal amount	1,825	1,885
Unamortized debt issuance costs	(10)	(11)

Unsecured senior notes, net	$1,815	$1,874

The indentures for the unsecured senior notes contain various covenants and restrictions that limit the ability to incur additional indebtedness, pay dividends, make certain investments, create liens, consolidate, merge or sell substantially all of their assets or enter into certain transactions with affiliates. The indentures contain certain events of default, including (subject, in some cases, to customary cure periods and materiality thresholds) defaults based on (i) the failure to make payments under the indenture when due, (ii) breach of covenants, (iii) cross-defaults to certain other indebtedness, (iv) certain bankruptcy or insolvency events, (v) material judgments and (vi) invalidity of material guarantees.

The indentures for the unsecured senior notes provide that the Company may redeem all or a portion of the notes prior to certain fixed dates by paying a make-whole premium plus accrued and unpaid interest and additional interest, if any, to the redemption dates. In addition, the Company may redeem all or a portion of the unsecured senior notes at any time on or after certain fixed dates at the applicable redemption prices set forth in the indentures plus accrued and unpaid interest and additional interest, if any, to the redemption dates. The Company repurchased $44 and $47 in principal amount of outstanding notes during the three months ended June 30, 2018 and 2017 resulting in a loss of $1 and $1, respectively. The Company also repurchased $60 and $95 in principal amount of outstanding notes during the six months ended June 30, 2018 and 2017 resulting in a loss of $2 and $2.

Additionally, the indentures provide that on or before certain fixed dates, the Company may redeem up to 35% of the aggregate principal amount of the unsecured senior notes with the net proceeds of certain equity offerings at fixed redemption prices, plus accrued and unpaid interest and additional interest, if any, to the redemption dates, subject to compliance with certain conditions.

The ratios included in the indentures for the unsecured senior notes are incurrence-based compared to the customary ratio covenants that are often found in credit agreements that require a company to maintain a certain ratio.

As of June 30, 2018, the expected maturities of the Company’s unsecured senior notes based on contractual maturities are as follows.

Year Ending December 31,	Amount
2018(1)	$364
2019(2)	266
2020(1)	394
2021	595
2022	206

Unsecured senior notes principal amount	1,825
Unamortized debt issuance costs	(10)

Unsecured senior notes, net	$1,815

(1)	The entire remaining principal amount of this unsecured senior note plus accrued interests was subsequently paid off on August 1, 2018 in connection with the Merger.
(2)	The entire remaining principal amount of this unsecured senior note plus accrued interests is expected to be paid off on August 15, 2018.

Other Nonrecourse Debt

Other nonrecourse debt consists of the following.

	Issue Date	Maturity Date	Class of Note	Securitized Amount	June 30, 2018 Outstanding	December 31, 2017 Outstanding
Participating interest financing(1)	—	—	—	$—	$6,590	$7,173
Securitization of nonperforming HECM loans
Trust 2016-2	June 2016	June 2026	A, M1, M2	—	—	94
Trust 2016-3	August 2016	August 2026	A, M1, M2	—	—	138
Trust 2017-1	May 2017	May 2027	A, M1, M2	207	170	213
Trust 2017-2	September 2017	September 2027	A, M1, M2	334	291	365
Trust 2018-1	March 2018	March 2028	A, M1, M2, M3, M4, M5	380	369	—
Nonrecourse debt - legacy assets	November 2009	October 2039	A	118	36	42

Other nonrecourse debt principal amount					7,456	8,025
Unamortized debt issuance costs and issuance discount					(11)	(11)

Other nonrecourse debt, net					$7,445	$8,014

(1)	Amounts represent the Company’s participating interest in GNMA HMBS securitized portfolios.

Participating Interest Financing

Participating interest financing represents the obligation of HMBS pools to third-party security holders. The Company issues HMBS in connection with the securitization of borrower draws and accrued interest on HECM loans. Proceeds are received in exchange for securitized advances on the HECM loan amounts transferred to GNMA, and the Company retains a beneficial interest (referred to as a “participating interest”) in the securitization trust in which the HECM loans and HMBS obligations are held and assume both issuer and servicer responsibilities in accordance with GNMA HMBS program guidelines. Monthly cash flows generated from the HECM loans are used to service the HMBS obligations. The interest rate is based on the underlying HMBS rate with a range of 2.2% to 7.0%.

Securitizations of Nonperforming HECM Loans

From time to time, the Company securitizes its interests in non-performing reverse mortgages. The transactions provide investors with the ability to invest in a pool of both non-performing HECM loans secured by one-to-four-family residential properties and a pool of REO properties acquired through foreclosure of a deed in lieu of foreclosure in connection with HECM loans that are covered by FHA insurance. The transactions provide the Company with access to liquidity for the non-performing HECM loan portfolio, ongoing servicing fees, and potential residual returns. The transactions are structured as secured borrowings with the reverse mortgage loans included in the consolidated financial statements as reverse mortgage interests and the related financing included in other nonrecourse debt. Interest is accrued at a rate of 2.0% to 6.5% on the outstanding securitized notes and recorded as interest expense in consolidated statements of operations. The HECM securitizations are callable with expected weighted average lives of less than one to three years. The Company may re-securitize the previously called loans from earlier HECM securitizations to achieve a lower cost of funds.

Nonrecourse Debt – Legacy Assets

During November 2009, the Company completed the securitization of approximately $222 of Asset-Backed Securities (“ABS”), which was accounted for as a secured borrowing. This structure resulted in the Company carrying the securitized mortgage loans in its consolidated balance sheets and recognizing the asset-backed certificates acquired by third parties. The principal and interest on these notes are paid using the cash flows from the underlying mortgage loans, which serve as collateral for the debt. The interest rate paid on the outstanding securities is 7.5%, which is subject to an available funds cap. The total outstanding principal balance on the underlying mortgage loans serving as collateral for the debt was approximately $171 and $181 at June 30, 2018 and December 31, 2017, respectively. The carrying values on the outstanding loans was $36 and $42 at June 30, 2018 and December 31, 2017, respectively, and the carrying value of the nonrecourse debt was $31 and $37, respectively.

Financial Covenants

The Company’s borrowing arrangements and credit facilities contain various financial covenants which primarily relate to required tangible net worth amounts, liquidity reserves, leverage requirements, and profitability requirements. As of June 30, 2018, the Company was in compliance with its financial covenants.

The Company is required to maintain a minimum tangible net worth of at least $682 as of each quarter-end related to its outstanding Master Repurchase Agreements on its outstanding repurchase facilities. As of June 30, 2018, the Company was in compliance with these minimum tangible net worth requirements.

9. Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following.

	June 30, 2018	December 31, 2017
Payables to servicing and subservicing investors	$557	$516
Loans subject to repurchase from Ginnie Mae	206	218
Payables to GSEs and securitized trusts	135	92
Accounts payable and other accrued liabilities	114	99
Payable to insurance carriers and insurance cancellation reserves	60	61
Taxes	58	36
Accrued bonus and payroll	52	82
Accrued interest	39	62
Accrued legal expenses	22	25
Lease obligations	20	24
MSR purchases payable including advances	16	10
Repurchase reserves	9	9

Total payables and accrued liabilities	$1,288	$1,234

Payables to Servicing and Subservicing Investors and Payables to GSEs and Securitized Trusts

Payables to servicing and subservicing investors, GSEs and securitized trusts represent amounts due to investors, GSEs and securitized trusts in connection with loans serviced that are paid from collections of the underlying loans, insurance proceeds or proceeds from property disposal.

Loans Subject to Repurchase from Ginnie Mae

See Note 6, Other Assets for a description of assets and liabilities related to loans subject to repurchase from Ginnie Mae.

Accounts Payables and Other Accrued Liabilities

Accounts payables and other accrued liabilities are primarily comprised of liabilities related to various vendor and servicing activities.

Payables to Insurance Carriers and Insurance Cancellation Reserves

Payables to insurance carriers and insurance cancellation reserves consist of insurance premiums received from borrower payments awaiting disbursement to the insurance carrier and/or amounts due to third-party investors on liquidated loans.

Repurchase Reserves

The activity of the repurchase reserves is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
Repurchase Reserves	2018	2017	2018	2017
Balance - beginning of period	$9	$15	$9	$18
Provisions	2	1	3	3
Releases	(2)	(2)	(3)	(6)
Charge-offs	—	—	—	(1)

Balance - end of period	$9	$14	$9	$14

The provision for repurchases represents an estimate of losses to be incurred on the repurchase of loans or indemnification of purchaser’s losses related to forward loans. Certain sale contracts and GSE standards require the Company to repurchase a loan or indemnify the purchaser or insurer for losses if a borrower fails to make initial loan payments or if the accompanying mortgage loan fails to meet certain customary representations and warranties, such as the manner of origination, the nature and extent of underwriting standards.

In the event of a breach of the representations and warranties, the Company may be required to either repurchase the loan or indemnify the purchaser for losses it sustains on the loan. In addition, an investor may request that the Company refund a portion of the premium paid on the sale of mortgage loans if a loan is prepaid within a certain amount of time from the date of sale. The Company records a reserve for estimated losses associated with loan repurchases, purchaser indemnification and premium refunds. The provision for repurchase losses is charged against net gain on mortgage loans held for sale. A release of repurchase reserves is recorded when the Company’s assessment reveals that previously recorded reserves are no longer needed.

A selling representation and warranty framework was introduced by the GSEs in 2013 and enhanced in 2014 that helps address concerns of loan sellers with respect to loan repurchase risk. Under the framework, a GSE will not exercise its remedies, including the issuance of repurchase requests, for breaches of certain selling representations and warranties if a mortgage meets certain eligibility requirements. For loans sold to GSEs on or after January 1, 2013, repurchase risk for Home Affordable Refinance Program (“HARP”) loans is lowered if the borrower stays current on the loan for 12 months and representation and warranty risks are limited for non-HARP loans that stay current for 36 months.

The Company regularly evaluates the adequacy of repurchase reserves based on trends in repurchase and indemnification requests, actual loss experience, settlement negotiation, estimated future loss exposure and other relevant factors including economic conditions. Current loss rates have significantly declined attributable to stronger underwriting standards and due to the falloff of loans underwritten prior to mortgage loan crisis period prior to 2008. The Company believes its reserve balance as of June 30, 2018 is sufficient to cover loss exposure associated with repurchase contingencies.

10. Securitizations and Financings

Variable Interest Entities (VIE)

In the normal course of business, the Company enters into various types of on- and off-balance sheet transactions with special purpose entities (“SPE”) determined to be VIEs, which primarily consist of securitization trusts established for a limited purpose. Generally, these SPEs are formed for the purpose of securitization transactions in which the Company transfers assets to an SPE, which then issues to investors various forms of debt obligations supported by those assets.

The Company has determined that the SPEs created in connection with the (i) Nationstar Home Equity Loan Trust 2009-A, (ii) Nationstar Mortgage Advance Receivables Trust (NMART), (iii) Nationstar Agency Advance Financing Trust (NAAFT) and (iv) Nationstar Advance Agency Receivables Trust (NAART) should be consolidated as the Company is the primary beneficiary of each of these entities. Also, the Company consolidated three reverse mortgage SPEs as it is the primary beneficiary of each of these entities. These SPEs include the Nationstar HECM Loan Trusts.

A summary of the assets and liabilities of the Company’s transactions with VIEs included in the Company’s consolidated financial statements is presented below for the dates indicated.

	June 30, 2018		December 31, 2017
	Transfers Accounted for as Secured Borrowings	Reverse Secured Borrowings	Transfers Accounted for as Secured Borrowings	Reverse Secured Borrowings
Assets
Restricted cash	$87	$35	$106	$26
Reverse mortgage interests, net	—	7,379	—	7,981
Advances and other receivables, net	627	—	896	—
Mortgage loans held for investment, net	132	—	138	—
Other assets	—	—	2	—

Total assets	$846	$7,414	$1,142	$8,007

Liabilities
Advance facilities(1)	$467	$—	$749	$—
Payables and accrued liabilities	1	—	2	1
Participating interest financing(2)	—	6,527	—	7,107
HECM Securitizations (HMBS)
Trust 2016-2	—	—	—	94
Trust 2016-3	—	—	—	138
Trust 2017-1	—	170	—	213
Trust 2017-2	—	291	—	365
Trust 2018-1	—	369	—	—
Nonrecourse debt–legacy assets	31	—	36	—

Total liabilities	$499	$7,357	$787	$7,918

(1)

Advance facilities include the Nationstar agency advance financing facility and notes payable recorded by the Nationstar Mortgage Advance Receivable Trust, and the Nationstar Agency Advance Receivables Trust. Refer to Notes Payable in Note 8, Indebtedness for additional information.

(2)	Participating interest financing excludes premiums.

The following table shows a summary of the outstanding collateral and certificate balances for securitization trusts for which the Company was the transferor, including any retained beneficial interests and MSRs, that were not consolidated by the Company for the dates indicated.

	June 30, 2018	December 31, 2017
Total collateral balances	$2,012	$2,291
Total certificate balances	$1,956	$2,129

The Company has not retained any variable interests in the unconsolidated securitization trusts that were outstanding as of June 30, 2018, and December 31, 2017, and therefore does not have a significant maximum exposure to loss related to these unconsolidated VIEs.

A summary of mortgage loans transferred by the Company to unconsolidated securitization trusts that are 60 days or more past due are presented below.

Principal Amount of Loans 60 Days or More Past Due	June 30, 2018	December 31, 2017
Unconsolidated securitization trusts	$362	$448

11. Stockholders’ Equity

During the three and six months ended June 30, 2018, certain employees of the Company were granted 137 thousand and 1,071 thousand restricted stock units (“RSUs”). The RSUs generally vest in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of the awards, provided that (i) the participant remains continuously employed with the Company during that time or (ii) the participant’s employment has terminated by reason of retirement. In addition, upon death, disability or, generally a change in control of the Company, the unvested shares of an award will vest. The value of the RSUs is measured based on the market value of common stock of the Company on the grant date. The Company recognized $4 and $4 of expenses related to share-based awards during the three months ended June 30, 2018 and 2017, respectively, and $8 and $9 for the six months ended June 30, 2018 and 2017, respectively.

12. Income Taxes

The components of income tax expense (benefit) on continuing operations were as follows.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Income tax expense (benefit)	$21	$(10)	$67	$(9)

Effective tax rate	26.5%	33.1%	23.6%	32.8%

For the three and six months ended June 30, 2018, the effective tax rate differed from the statutory federal rate of 21% primarily due to permanent differences including executive compensation disallowed under Internal Revenue Code Section 162(m) and nondeductible meals and entertainment expenses. The effective tax rate was favorably impacted by discrete adjustments recorded during the three and six months ended June 30, 2018. This includes adjustments in connection with the remediation of the Company’s uncertain tax position, nondeductible fines and penalties assessed, and other recurring adjustments, such as state tax expense and excess tax deficiency related to restricted share-based compensation.

For the three and six months ended June 30, 2017, the effective tax rate differed slightly from the statutory federal rate of 35% due to recurring items, such as state tax benefit offset by excess tax deficiency related to restricted share-based compensation recognized within income rather than shareholder’s equity under Accounting Standards Update No. 2016-09.

Impact of Tax Reform

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was enacted and it significantly revised the U.S. corporate income tax regime by lowering the U.S. corporate tax rate from 35% to 21%, imposing a one-time transition tax on deemed repatriated earnings of foreign subsidiaries, creating new taxes on certain foreign sourced earnings, as well as other changes. In the period ended December 31, 2017, the Company recorded a net tax benefit in connection with the Tax Reform Act and related matters primarily due to the remeasurement of deferred tax balances. During the three and six months ended June 30, 2018, no adjustments were made to the amounts recorded for the Tax Reform Act, including the remeasurement of existing deferred tax balances, the transition tax, uncertain tax positions, valuation allowance, and reassessment of permanently reinvested earnings, among others. The Company has not recorded any adjustments related to the new Global Intangible Low-Taxed Income (“GILTI”) tax and has not adopted an accounting policy regarding whether to record deferred tax on GILTI. However, the Company has included an estimate of the 2018 current GILTI impact on the tax provision for the period ended June 30, 2018. The Company will continue to refine its calculations as additional analysis is completed. These estimates may be adjusted as the Company continues to gain further clarification and guidance regarding tax accounting methods, state tax conformity to federal tax changes, impact of GILTI provisions, among others.

13. Fair Value Measurements

Fair value is a market-based measurement, not an entity-specific measurement and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a three-tiered fair value hierarchy has been established based on the level of observable inputs used in the measurement of fair value (e.g., Level 1 representing quoted prices for identical assets or liabilities in an active market; Level 2 representing values using observable inputs other than quoted prices included within Level 1; and Level 3 representing estimated values based on significant unobservable inputs).

The following describes the methods and assumptions used by the Company in estimating fair values:

Cash and Cash Equivalents, Restricted Cash (Level 1) – The carrying amount reported in the consolidated balance sheets approximates fair value.

Mortgage Loans Held for Sale (Level 2) – The Company originates mortgage loans in the U.S. that it intends to sell into Fannie Mae, Freddie Mac, and Ginnie Mae (collectively, the “Agencies”) MBS. Additionally, the Company holds mortgage loans that it intends to sell into the secondary markets via whole loan sales or securitizations. The Company measures newly originated prime residential mortgage loans held for sale at fair value.

Mortgage loans held for sale are typically pooled together and sold into certain exit markets, depending upon underlying attributes of the loan, such as agency eligibility, product type, interest rate, and credit quality. Mortgage loans held for sale are valued on a recurring basis using a market approach by utilizing either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted for credit risk and other individual loan characteristics. As these prices are derived from market observable inputs, the Company classifies these valuations as Level 2 in the fair value disclosures.

The Company may acquire mortgage loans held for sale from various securitization trusts for which it acts as servicer through the exercise of various clean-up call options as permitted through the respective pooling and servicing agreements. The Company has elected to account for these loans at the lower of cost or market. The Company classifies these valuations as Level 2 in the fair value disclosures.

The Company may also purchase loans out of a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. The Company has elected to carry these loans at fair value. See Note 5, Mortgage Loan Held for Sale and Investment for more information.

Mortgage Loans Held for Investment, Net (Level 3) – The Company determines the fair value of loans held for investment, net based on the expected future cash flows discounted over the expected life of the loans at a rate commensurate with the risk of the estimated cash flows. Significant assumptions include expected prepayment speeds and discount rates. These internal inputs require the use of judgment by the Company and can have a significant impact on the determination of the loan’s fair value. As these fair values are derived from internally developed valuation models, using unobservable inputs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 5, Mortgage Loan Held for Sale and Investment for more information.

Mortgage Servicing Rights – Fair Value (Level 3) – The Company estimates the fair value of its forward MSRs on a recurring basis using a process that combines the use of a discounted cash flow model and analysis of current market data to arrive at an estimate of fair value. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds, discount rates, ancillary revenues and costs to service. These assumptions are generated and applied based on collateral stratifications including product type, remittance type, geography, delinquency and coupon dispersion. These assumptions require the use of judgment by the Company and can have a significant impact on the fair value of the MSRs. Quarterly, management obtains third-party valuations to assess the reasonableness of the fair value calculations provided by the internal cash flow model. Because of the nature of the valuation inputs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 2, Mortgage Servicing Rights and Related Liabilities for more information.

Advances and Other Receivables, Net (Level 3) – Advances and other receivables, net are valued at their net realizable value after taking into consideration the reserves. Advances have no stated maturity. Their net realizable value approximates fair value as the net present value based on discounted cash flow is not materially different from the net realizable value.

Reverse Mortgage Interests, Net (Level 3) – The Company’s reverse mortgage interests are primarily comprised of HECM loans that are insured by FHA and guaranteed by Ginnie Mae upon securitization. Fair value for active reverse mortgage loans is estimated based on pricing of the recent securitizations with similar attributes and characteristics, such as collateral values and prepayment speeds and adjusted as necessary for differences. The recent timing of these transactions allows the pricing to consider the current interest rate risk exposures. The fair value of inactive reverse mortgage loans is established based upon a discounted par value of the loan derived from the Company’s historical loss factors experience on foreclosed loans.

Derivative Financial Instruments (Level 2) – The Company enters into a variety of derivative financial instruments as part of its hedging strategy and measures these instruments at fair value on a recurring basis in the consolidated balance sheets. The majority of these derivatives are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract; therefore, these contracts are classified as Level 2. In addition, the Company enters into IRLCs and LPCs with prospective borrowers and other loan originators. These commitments are carried at fair value based on the fair value of underlying mortgage loans which are based on observable market data. The Company adjusts the outstanding IRLCs with prospective borrowers based on an expectation that it will be exercised and the loan will be funded. IRLCs and LPCs are recorded in derivative financial instruments in the consolidated balance sheets. These commitments are classified as Level 2 in the fair value disclosures, as the valuations are based on market observable inputs. The Company has entered into Eurodollar futures contracts as part of its hedging strategy. The futures contracts are measured at fair value on a recurring basis and classified as Level 2 in the fair value disclosures as the valuation is based on market observable data. See Note 7, Derivative Financial Instruments for more information.

Advance Facilities and Warehouse Facilities (Level 2) – As the underlying warehouse and advance finance facilities bear interest at a rate that is periodically adjusted based on a market index, the carrying amount reported on the consolidated balance sheets approximates fair value. See Note 8, Indebtedness for more information.

Unsecured Senior Notes (Level 1) – The fair value of unsecured senior notes, which are carried at amortized cost, is based on quoted market prices and is considered Level 1 from the market observable inputs used to determine fair value. See Note 8, Indebtedness for more information.

Nonrecourse Debt – Legacy Assets (Level 3) – The Company estimates fair value based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. These prices are derived from a combination of internally developed valuation models and quoted market prices, and are classified as Level 3. See Note 8, Indebtedness for more information.

Excess Spread Financing (Level 3) – The Company estimates fair value on a recurring basis based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds, average life, recapture rates and discount rate. As these prices are derived from a combination of internally developed valuation models and quoted market prices based on the value of the underlying MSRs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 2, Mortgage Servicing Rights and Related Liabilities for more information.

Mortgage Servicing Rights Financing Liability (Level 3) – The Company estimates fair value on a recurring basis based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being advance financing rates and annual advance recovery rates. As these assumptions are derived from internally developed valuation models based on the value of the underlying MSRs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 2, Mortgage Servicing Rights and Related Liabilities for more information.

Participating Interest Financing (Level 2) – The Company estimates the fair value using a market approach by utilizing the fair value of securities backed by similar participating interests in reverse mortgage loans. The Company classifies these valuations as Level 2 in the fair value disclosures. See Note 2, Mortgage Servicing Rights and Related Liabilities, and Note 8, Indebtedness for more information.

HECM Securitizations (Level 3) – The Company estimates fair value of the nonrecourse debt related to HECM securitization based on the present value of future expected discounted cash flows with the discount rate approximating that of similar financial instruments. As the prices are derived from both internal models and other observable inputs, the Company classifies this as Level 3 in the fair value disclosures. See Note 8, Indebtedness for more information.

The following table presents the estimated carrying amount and fair value of the Company’s financial instruments and other assets and liabilities measured at fair value on a recurring basis.

	June 30, 2018
		Recurring Fair Value Measurements
	Total Fair Value	Level 1	Level 2	Level 3
Assets
Mortgage loans held for sale(1)	$1,635.2	$—	$1,635.2	$—
Mortgage servicing rights(1)	3,355.7	—	—	3,355.7
Derivative financial instruments
IRLCs	60.2	—	60.2	—
Forward MBS trades	0.4	—	0.4	—
LPCs	1.7	—	1.7	—
Eurodollar futures(2)	—	—	—	—
Treasury futures	0.1	—	0.1	—

Total assets	$5,053.3	$—	$1,697.6	$3,355.7

Liabilities
Derivative financial instruments
IRLCs(2)	$—	$—	$—	$—
Forward MBS trades	8.0	—	8.0	—
LPCs	0.7	—	0.7	—
Eurodollar futures(2)	—	—	—	—
Treasury futures(2)	—	—	—	—
Mortgage servicing rights financing	16.1	—	—	16.1
Excess spread financing	1,046.5	—	—	1,046.5

Total liabilities	$1,071.3	$—	$8.7	$1,062.6

	December 31, 2017
		Recurring Fair Value Measurements
	Total Fair Value	Level 1	Level 2	Level 3
Assets
Mortgage loans held for sale(1)	$1,890.8	$—	$1,890.8	$—
Mortgage servicing rights(1)	2,937.4	—	—	2,937.4
Derivative financial instruments
IRLCs	59.3	—	59.3	—
Forward MBS trades	2.4	—	2.4	—
LPCs	0.9	—	0.9	—
Eurodollar futures(2)	—	—	—	—
Treasury futures	1.9	—	1.9	—

Total assets	$4,892.7	$—	$1,955.3	$2,937.4

Liabilities
Derivative financial instruments
Forward MBS trades	$2.8	$—	$2.8	$—
LPCs	0.6	—	0.6	—
Eurodollar futures(2)	—	—	—	—
Treasury futures	1.4	—	1.4	—
Mortgage servicing rights financing	9.5	—	—	9.5
Excess spread financing	996.5	—	—	996.5

Total liabilities	$1,010.8	$—	$4.8	$1,006.0

(1)	Based on the nature and risks of the underlying assets and liabilities, the fair value is presented for the aggregate account.
(2)	Fair values of the underlying assets and liabilities are less than $0.1 for the specified dates.

The table below presents a reconciliation for all of the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis.

	Assets Mortgage servicing rights	Liabilities
		Excess spread financing	Mortgage servicing rights financing
Six Months Ended June 30, 2018
Balance – beginning of period	$2,937	$996	$10
Total gains or losses included in earnings	144	74	6
Purchases, issuances, sales and settlements
Purchases	132	—	—
Issuances	139	70	—
Sales	4	—	—
Settlements	—	(93)	—

Balance – end of period	$3,356	$1,047	$16

	Assets Mortgage servicing rights	Liabilities
		Excess spread financing	Mortgage servicing rights financing
Year Ended December 31, 2017
Balance – beginning of period	$3,160	$1,214	$27
Total gains or losses included in earnings	(432)	12	(17)
Purchases, issuances, sales and settlements
Purchases	66	—	—
Issuances	203	—	—
Sales	(60)	—	—
Settlements	—	(230)	—

Balance – end of period	$2,937	$996	$10

No transfers were made into or out of Level 3 fair value assets and liabilities for the six months ended June 30, 2018 or the year ended December 31, 2017, respectively.

The table below presents a summary of the estimated carrying amount and fair value of the Company’s financial instruments.

	June 30, 2018
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$185	$185	$—	$—
Restricted cash	310	310	—	—
Advances and other receivables, net	1,317	—	—	1,317
Reverse mortgage interests, net	9,477	—	—	9,665
Mortgage loans held for sale	1,635	—	1,635	—
Mortgage loans held for investment, net	132	—	—	133
Derivative financial instruments	62	—	62	—
Financial liabilities
Unsecured senior notes	1,815	1,832	—	—
Advance facilities	516	—	516	—
Warehouse facilities	3,086	—	3,086	—
Mortgage servicing rights financing liability	16	—	—	16
Excess spread financing	1,047	—	—	1,047
Derivative financial instruments	9	—	9	—
Participating interest financing	6,584	—	6,780	—
HECM Securitization (HMBS)
Trust 2017-1	170	—	—	191
Trust 2017-2	291	—	—	309
Trust 2018-1	369	—	—	352
Nonrecourse debt - legacy assets	31	—	—	30

	December 31, 2017
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$215	$215	$—	$—
Restricted cash	360	360	—	—
Advances and other receivables, net	1,706	—	—	1,706
Reverse mortgage interests, net	9,984	—	—	10,164
Mortgage loans held for sale	1,891	—	1,891	—
Mortgage loans held for investment, net	139	—	—	139
Derivative financial instruments	65	—	65	—
Financial liabilities
Unsecured senior notes	1,874	1,912	—	—
Advance facilities	855	—	855	—
Warehouse facilities	3,285	—	3,286	—
Mortgage servicing rights financing liability	10	—	—	10
Excess spread financing	996	—	—	996
Derivative financial instruments	5	—	5	—
Participating interest financing	7,167	—	7,353	—
HECM Securitization (HMBS)
Trust 2016-2	94	—	—	112
Trust 2016-3	138	—	—	155
Trust 2017-1	213	—	—	225
Trust 2017-2	365	—	—	371
Nonrecourse debt - legacy assets	37	—	—	36

14. Capital Requirements

Certain of the Company’s secondary market investors require minimum net worth (“capital”) requirements, as specified in the respective selling and servicing agreements. In addition, these investors may require capital ratios in excess of the stated requirements to approve large servicing transfers. To the extent that these requirements are not met, the Company’s secondary market investors may utilize a range of remedies ranging from sanctions, suspension or ultimately termination of the Company’s selling and servicing agreements, which would prohibit the Company from further originating or securitizing these specific types of mortgage loans or being an approved servicer.

Among the Company’s various capital requirements related to its outstanding selling and servicing agreements, the most restrictive of these requires the Company to maintain a minimum adjusted net worth balance of $779. As of June 30, 2018, the Company was in compliance with its selling and servicing capital requirements.

15. Commitments and Contingencies

Litigation and Regulatory Matters

The Company and its subsidiaries are routinely and currently involved in a significant number of legal proceedings concerning matters that arise in the ordinary course of business. The legal proceedings are at varying stages of adjudication, arbitration or investigation. These actions and proceedings are generally based on alleged violations of consumer protection, securities, employment, contract, tort, common law fraud and other numerous laws, including, without limitation, the Equal Credit Opportunity Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Real Estate Settlement Procedures Act, National Housing Act, Homeowners Protection Act, Service Member’s Civil Relief Act, Telephone Consumer Protection Act, Truth in Lending Act, Financial Institutions Reform, Recovery, and Enforcement Act of 1989, unfair, deceptive or abusive acts or practices in violation of the Dodd-Frank Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Home Mortgage Disclosure Act, Title 11 of the United States Code (aka the “Bankruptcy Code”), False Claims Act and Making Home Affordable loan modification programs.

In addition, along with others in its industry, the Company is subject to repurchase and indemnification claims and may continue to receive claims in the future, regarding alleged breaches of representations and warranties relating to the sale of mortgage loans, the placement of mortgage loans into securitization trusts or the servicing of mortgage loans securitizations. The Company is also subject to legal actions or proceedings related to loss sharing and indemnification provisions of its various acquisitions. Certain of the pending or threatened legal proceedings include claims for substantial compensatory, punitive and/or, statutory damages or claims for an indeterminate amount of damages.

The Company’s business is also subject to extensive examinations, investigations and reviews by various federal, state and local regulatory and enforcement agencies. The Company has historically had a number of open investigations with various regulators or enforcement agencies and that trend continues. The Company is currently the subject of various regulatory or governmental investigations, subpoenas, examinations and inquiries related to its residential loan servicing and origination practices, bankruptcy and collections practices, its financial reporting and other aspects of its businesses. These matters include investigations by the Bureau of Consumer Financial Protection (the “BCFP”), the Securities and Exchange Commission, the Executive Office of the United States Trustees, the Office of the Special Inspector General for the Troubled Asset Relief Program, the Department of Justice, the Department of Housing and Urban Development, the multistate coalition of mortgage banking regulators and various State Attorneys General. These specific matters and other pending or potential future investigations, subpoenas, examinations or inquiries may lead to administrative, civil or criminal proceedings or settlements, and possibly result in remedies including fines, penalties, restitution, or alterations in the Company’s business practices, and in additional expenses and collateral costs. Responding to these matters requires the Company to devote substantial legal and regulatory resources, resulting in higher costs and lower net cash flows.

For example, the Company continues to progress towards resolution of certain legacy regulatory matters involving regulatory examination findings for alleged violations of certain laws related to the Company’s business practices. On April 24, 2018, the BCFP notified the Company that, in accordance with the BCFP’s discretionary Notice and Opportunity to Respond and Advise (NORA) process, the BCFP’s Office of Enforcement is considering whether to recommend that the BCFP take enforcement action against the Company, alleging violations of the Real Estate Settlement Procedures Act, the Consumer Financial Protection Act, and the Homeowners Protection Act, which stems from a 2014 examination. The purpose of a NORA letter is to provide a party being investigated an opportunity to present its position to the BCFP before an enforcement action may be recommended or commenced. The Company is continuing to cooperate with the BCFP. There can be no assurance that the BCFP will not seek to exercise its enforcement authority through settlement, administrative proceedings or litigation and seek injunctive relief, damages, restitution and civil monetary penalties, which could have a material adverse effect on the Company’s business, reputation, financial condition and results of operations. However, the Company believes it is premature to predict the potential outcome or to estimate any potential financial impact in connection with any potential BCFP enforcement action. The Company has not recorded an accrual related to this matter as of June 30, 2018 as the Company does not believe a loss is probable. There is a reasonable possibility that a loss may be incurred; however, the possible loss or range of loss is not estimable.

The Company has also consulted with the SEC’s Office of the Chief Accountant (“OCA”) on certain accounting matters pertaining to the financial reporting and measurement of MSR assets, MSR-related servicing advances, and the MSR financing liability that arose as a result of 2013 and 2014 MSR financing liability transactions. The OCA consultation process was initiated in connection with an investigation by the Division of Enforcement that remains ongoing. Subsequently, the Company was informed by the OCA that it has completed its review. No material adjustments to the Company’s consolidated financial position, results of operations, or its cash flows for the current or prior periods resulted from the OCA consultation process.

In addition, the Company is a defendant in a class action proceeding originally filed in state court in March 2012, and then removed to the United States District Court for the Eastern District of Washington under the caption Laura Zamora Jordan v. Nationstar Mortgage LLC. The suit was filed on behalf of a class of Washington borrowers and challenges property preservation measures the Company took, as loan servicer, after the borrowers defaulted and the Company’s vendors determined that the borrowers had vacated or abandoned their properties. The case raises claims for (i) common law trespass, (ii) statutory trespass, and (iii) violation of Washington’s Consumer Protection Act, and seeks recovery of actual, statutory, and treble damages, as well as attorneys’ fees and litigation costs. On July 25, 2018, the Company entered into a settlement agreement to resolve this matter. The parties are currently seeking approval of the settlement from the court. The Company is pursuing reimbursement of the settlement payment from the owners of the loans it serviced, but there can be no assurance that the Company would prevail with any claims for reimbursement.

The Company is a defendant in a proceeding filed on January 2, 2018 in the U.S. District Court for the Northern District of California under the caption Collateral Analytics LLC v. Nationstar Mortgage LLC et al. The plaintiff alleges that the Company misappropriated plaintiff’s intellectual property for the purpose of replicating plaintiff’s products. The case raises federal and state law claims for misappropriation of trade secrets and breach of contract and seeks an award of actual damages, unjust enrichment, lost profits and/or a reasonable royalty, exemplary damages and injunctive relief preventing further misuse or disclosure of plaintiff’s intellectual property. The Company believes it has meritorious defenses and will vigorously defend itself in this matter.

The Company is also a defendant in a proceeding filed on October 23, 2015 in the U.S. District Court for the Central District of California under the caption Alfred Zaklit and Jessy Zaklit, individually and on behalf of all others similarly situated v. Nationstar Mortgage LLC et al. The plaintiff alleges that the Company improperly recorded telephone calls without the knowledge or consent of borrowers in violation of the California Penal Code. The court, on July 24, 2017, certified a class comprised of California borrowers who, from October 2014 to May 2016, participated in outbound telephone conversations with the Company’s employees who recorded the conversations without first informing the borrowers that the conversations were being recorded. The class seeks statutory damages and attorney’s fees. The Company believes it has meritorious defenses and will continue to vigorously defend itself in this matter.

On May 8, 2018, a purported class action lawsuit styled as Franchi v. Nationstar Mortgage Holdings Inc., et al., was filed in the United States District Court for the Northern District of Texas naming Nationstar, WMIH Corp., Wand Merger Corporation and the individual members of the Nationstar board of directors as defendants. The complaint alleged that the defendants violated the Exchange Act by disseminating a false and misleading registration statement. In order to, among other things, eliminate the burden, inconvenience, expense, risk, and disruption of continued litigation, on June 26, 2018, the plaintiff and the defendants (together, the “Parties”) entered into a memorandum of understanding (the “MOU”) to resolve the claims asserted by the plaintiff without the defendants admitting any wrongdoing or conceding the materiality of any supplemental disclosures. Pursuant to the MOU, the Parties agreed that the defendants would cause to be made certain supplemental disclosures set forth in an 8-K filed with the SEC on June 26, 2018. The MOU further specifies that, within five (5) business days of the closing of the Merger, the Parties will file a stipulation of dismissal of the purported class action lawsuit. That stipulation will dismiss plaintiff’s individual claims with prejudice, and dismiss the claims purportedly asserted on behalf of a putative class of Nationstar shareholders without prejudice. The MOU did not affect the timing of the Merger or the amount or form of consideration to be paid in the Merger.

The Company seeks to resolve all claims, demands, litigation and regulatory and governmental matters in the manner management believes is in the best interest of the Company and contests liability, allegations of wrongdoing and, where applicable, the amount of damages or scope of any penalties or other relief sought as appropriate in each pending matter. The Company has entered into agreements with a number of entities and regulatory agencies that toll applicable limitations periods with respect to their claims.

On at least a quarterly basis, the Company assesses its liabilities and contingencies in connection with outstanding legal and regulatory and governmental proceedings utilizing the latest information available. Where available information indicates that it is probable, a liability has been incurred, and the Company can reasonably estimate the amount of the loss, an accrued liability is established. The actual costs of resolving these proceedings may be substantially higher or lower than the amounts accrued.

As a litigation or regulatory matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is both probable and estimable. If, at the time of evaluation, the loss contingency is not both probable and reasonably estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and reasonably estimable. Once the matter is deemed to be both probable and reasonably estimable, the Company will establish an accrued liability and record a corresponding amount to litigation related expense. The Company will continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established. Litigation related expense, which includes legal settlements and the fees paid to external legal service providers, of $3 and $7 for the three and six months ended June 30, 2018, respectively, and $10 and $19 for the three and six months ended June 30, 2017, respectively, was included in general and administrative expenses on the consolidated statements of operations.

For a number of matters for which a loss is probable or reasonably possible in future periods, whether in excess of a related accrued liability or where there is no accrued liability, the Company may be able to estimate a range of possible loss. In determining whether it is possible to provide an estimate of loss or range of possible loss, the Company reviews and evaluates its material litigation and regulatory matters on an ongoing basis, in conjunction with any outside counsel handling the matter. For those matters for which an estimate is possible, management currently believes the aggregate range of reasonably possible loss is $22 to $53 in excess of the accrued liability (if any) related to those matters as of June 30, 2018. This estimated range of possible loss is based upon currently available information and is subject to significant judgment, numerous assumptions and known and unknown uncertainties. The matters underlying the estimated range will change from time to time, and actual results may vary substantially from the current estimate. Those matters for which an estimate is not possible are not included within the estimated range. Therefore, this estimated range of possible loss represents what management believes to be an estimate of possible loss only for certain matters meeting these criteria. It does not represent the Company’s maximum loss exposure and the Company cannot provide assurance that its litigations reserves will not need to be adjusted in the future. Thus, the Company’s exposure and ultimate losses may be higher, possibly significantly so, than the amounts accrued or this aggregate amount.

In the Company’s experience, legal proceedings are inherently unpredictable. One or more of the following factors frequently contribute to this inherent unpredictability: the proceeding is in its early stages; the damages sought are unspecified, unsupported or uncertain; it is unclear whether a case brought as a class action will be allowed to proceed on that basis or, if permitted to proceed as a class action, how the class will be defined; the other party is seeking relief other than or in addition to compensatory damages (including, in the case of regulatory and governmental investigations and inquiries, the possibility of fines and penalties); the matter presents meaningful legal uncertainties, including novel issues of law; the Company has not engaged in meaningful settlement discussions; discovery has not started or is not complete; there are significant facts in dispute; predicting possible outcomes depends on making assumptions about future decisions of courts or regulatory bodies or the behavior of other parties; and there are a large number of parties named as defendants (including where it is uncertain how damages or liability, if any, will be shared among multiple defendants). Generally, the less progress that has been made in the proceedings or the broader the range of potential results, the harder it is for the Company to estimate losses or ranges of losses that it is reasonably possible the Company could incur.

Based on current knowledge, and after consultation with counsel, management believes that the current legal accrued liability, within payables and accrued liabilities, is appropriate, and the amount of any incremental liability arising from these matters is not expected to have a material adverse effect on the consolidated financial condition of the Company, although the outcome of such proceedings could be material to the Company’s operating results and cash flows for a particular period depending, on among other things, the level of the Company’s revenues or income for such period. However, in the event of significant developments on existing cases, it is possible that the ultimate resolution, if unfavorable, may be material to the Company’s consolidated financial statements.

Other Loss Contingencies

As part of the Company’s ongoing operations, it acquires servicing rights of forward and reverse mortgage loan portfolios that are subject to indemnification based on the representations and warranties of the seller. From time to time, the Company will seek recovery under these representations and warranties for incurred costs. The Company believes all balances sought from sellers recorded in advances and other receivables and reverse mortgage interests represent valid claims. However, the Company acknowledges that the claims process can be a prolonged due to the required time to perfect claims at the loan level. Because of the required time to perfect or remediate these claims, management relies on the sufficiency of documentation supporting the claim, current negotiations with the counterparty and other evidence to evaluate whether a reserve is required for non-recoverable balances. In the absence of successful negotiations with the seller, all amounts claimed may not be recovered. Balances may be written-off and charged against earnings when management identifies amounts where recoverability from the seller is not likely. As of June 30, 2018, the Company believes all recorded balances for which recovery is sought from the seller are valid claims and no evidence suggests additional reserves are warranted at this time.

Loan and Other Commitments

The Company enters into IRLCs with prospective borrowers whereby the Company commits to lend a certain loan amount under specific terms and interest rates to the borrower. The Company also enters into LPCs with prospective sellers. These loan commitments are treated as derivatives and are carried at fair value. See Note 7, Derivative Financial Instruments for more information.

The Company has certain reverse MSRs and reverse mortgage loans related to approximately $32,264 and $34,635 of UPB in reverse mortgage loans as of June 30, 2018 and December 31, 2017, respectively. As servicer for these reverse mortgage loans, among other things, the Company is obligated to fund borrowers’ draws to the loan customers as required in accordance with the loan agreement. As of June 30, 2018 and December 31, 2017, the Company’s maximum unfunded advance obligation to fund borrower draws related to these MSRs and loans was approximately $3,426 and $3,713, respectively. Upon funding any portion of these draws, the Company expects to securitize and sell the advances in transactions that will be accounted for as secured borrowings.

16. Business Segment Reporting

The Company’s segments are based upon the Company’s organizational structure, which focuses primarily on the services offered. Corporate functional expenses are allocated to individual segments based on the actual cost of services performed based on direct resource utilization, estimate of percentage use for shared services or headcount percentage for certain functions. Facility costs are allocated to individual segments based on cost per headcount for specific facilities utilized. Group insurance costs are allocated to individual segments based on global cost per headcount. Non-Allocated corporate expenses include the administrative costs of executive management and other corporate functions that are not directly attributable to our operating segments. Revenues generated on inter-segment services performed are valued based on similar services provided to external parties.

The following tables present financial information by segment.

	Three Months Ended June 30, 2018
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$248	$17	$62	$(11)	$316	$1	$317
Net gain on mortgage loans held for sale	—	116	—	11	127	—	127

Total revenues	248	133	62	—	443	1	444

Total Expenses	166	102	52	—	320	19	339
Other income (expenses)
Interest income	121	17	—	—	138	2	140
Interest expense	(115)	(16)	—	—	(131)	(33)	(164)
Other	—	—	—	—	—	(2)	(2)

Total Other Income (expenses), net	6	1	—	—	7	(33)	(26)

Income (loss) before income tax expense (benefit)	$88	$32	$10	$—	$130	$(51)	$79

Depreciation and amortization for property and equipment and intangible assets	$6	$3	$3	$—	$12	$2	$14
Total assets	$14,640	$4,794	$423	$(3,538)	$16,319	$871	$17,190

	Three Months Ended June 30, 2017
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$146	$15	$76	$(24)	$213	$—	$213
Net gain on mortgage loans held for sale	—	143	—	24	167	—	167

Total revenues	146	158	76	—	380	—	380

Total Expenses	173	103	67	—	343	24	367
Other income (expenses)
Interest income	123	11	—	—	134	5	139
Interest expense	(138)	(13)	—	—	(151)	(37)	(188)
Other	—	—	8	—	8	(1)	7

Total Other Income (expenses), net	(15)	(2)	8	—	(9)	(33)	(42)

Income (loss) before income tax expense (benefit)	$(42)	$53	$17	$—	$28	$(57)	$(29)

Depreciation and amortization for property and equipment and intangible assets	$5	$3	$3	$—	$11	$4	$15
Total assets	$15,482	$4,447	$369	$(2,694)	$17,604	$673	$18,277

	Six Months Ended June 30, 2018
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$643	$32	$127	$(22)	$780	$1	$781
Net gain on mortgage loans held for sale	—	229	—	22	251	—	251

Total revenues	643	261	127	—	1,031	1	1,032

Total expenses	348	211	104	—	663	40	703
Other income (expenses)
Interest income	247	32	—	—	279	6	285
Interest expense	(233)	(31)	—	—	(264)	(71)	(335)
Other	(1)	—	9	—	8	(2)	6

Total other income (expenses), net	13	1	9	—	23	(67)	(44)

Income (loss) before income tax expense (benefit)	$308	$51	$32	$—	$391	$(106)	$285

Depreciation and amortization for property and equipment and intangible assets	$13	$6	$6	$—	$25	$4	$29
Total assets	$14,640	$4,794	$423	$(3,538)	$16,319	$871	$17,190

	Six Months Ended June 30, 2017
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$346	$31	$161	$(43)	$495	$1	$496
Net gain on mortgage loans held for sale	—	268	—	43	311	—	311

Total revenues	346	299	161	—	806	1	807

Total expenses	328	220	139	—	687	49	736
Other income (expenses)
Interest income	243	25	—	—	268	10	278
Interest expense	(277)	(26)	—	—	(303)	(78)	(381)
Other	—	—	8	—	8	(2)	6

Total other income (expenses), net	(34)	(1)	8	—	(27)	(70)	(97)

Income (loss) before income tax expense (benefit)	$(16)	$78	$30	$—	$92	$(118)	$(26)

Depreciation and amortization for property and equipment and intangible assets	$10	$5	$7	$—	$22	$7	$29
Total assets	$15,482	$4,447	$369	$(2,694)	$17,604	$673	$18,277

17. Guarantor Financial Statement Information

As of June 30, 2018, Nationstar Mortgage LLC and Nationstar Capital Corporation(1) (collectively, the “Issuer”), both wholly-owned subsidiaries of the Company, have issued unsecured senior notes with outstanding aggregate principal amount of $1,825, which mature on various dates through June 2022. The unsecured senior notes are unconditionally guaranteed, jointly and severally, by all of Nationstar Mortgage LLC’s existing and future domestic subsidiaries other than its securitization and certain finance subsidiaries, certain other restricted subsidiaries, excluded restricted subsidiaries and subsidiaries that in the future Nationstar Mortgage LLC designates as unrestricted subsidiaries. All guarantor subsidiaries are 100% owned by Nationstar Mortgage LLC. The Company and its two direct wholly-owned subsidiaries are guarantors of the unsecured senior notes as well. Presented below are the condensed consolidating financial statements of the Company, Nationstar Mortgage LLC and the guarantor subsidiaries for the periods indicated.

In the condensed consolidating financial statements presented below, the Company allocates income tax expense to Nationstar Mortgage LLC as if it were a separate tax payer entity pursuant to ASC 740, Income Taxes.

(1)	Nationstar Capital Corporation has no assets, operations or liabilities other than being a co-obligor of the unsecured senior notes.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING BALANCE SHEET

JUNE 30, 2018

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$166	$1	$18	$—	$185
Restricted cash	—	187	—	123	—	310
Mortgage servicing rights	—	3,319	—	37	—	3,356
Advances and other receivables, net	—	1,317	—	—	—	1,317
Reverse mortgage interests, net	—	8,615	—	862	—	9,477
Mortgage loans held for sale at fair value	—	1,635	—	—	—	1,635
Mortgage loans held for investment, net	—	—	—	132	—	132
Property and equipment, net	—	106	—	17	—	123
Derivative financial instruments at fair value	—	62	—	—	—	62
Other assets	—	466	192	573	(638)	593
Investment in subsidiaries	2,070	574	—	—	(2,644)	—

Total assets	$2,070	$16,447	$193	$1,762	$(3,282)	$17,190

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$—	$1,815	$—	$—	$—	$1,815
Advance facilities, net	—	49	—	467	—	516
Warehouse facilities, net	—	3,086	—	—	—	3,086
Payables and accrued liabilities	—	1,255	1	32	—	1,288
MSR related liabilities - nonrecourse at fair value	—	1,043	—	20	—	1,063
Mortgage servicing liabilities	—	27	—	—	—	27
Derivative financial instruments at fair value	—	9	—	—	—	9
Other nonrecourse debt, net	—	6,584	—	861	—	7,445
Payables to affiliates	129	509	—	—	(638)	—

Total liabilities	129	14,377	1	1,380	(638)	15,249

Total stockholders’ equity	1,941	2,070	192	382	(2,644)	1,941

Total liabilities and stockholders’ equity	$2,070	$16,447	$193	$1,762	$(3,282)	$17,190

(1)	Issuer balances exclude the balances of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2018

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$247	$7	$63	$—	$317
Net gain on mortgage loans held for sale	—	127	—	—	—	127

Total revenues	—	374	7	63	—	444
Expenses:
Salaries, wages benefits	—	149	1	27	—	177
General and administrative	—	134	—	28	—	162

Total expenses	—	283	1	55	—	339
Other income (expenses):
Interest income	—	127	—	13	—	140
Interest expense	—	(153)	—	(11)	—	(164)
Other income (expenses)	—	(3)	—	1	—	(2)
Gain (loss) from subsidiaries	58	18	—	—	(76)	—

Total other income (expenses), net	58	(11)	—	3	(76)	(26)

Income (loss) before income tax expense (benefit)	58	80	6	11	(76)	79
Less: Income tax expense (benefit)	—	22	—	(1)	—	21

Net income (loss)	58	58	6	12	(76)	58

Less: Net income attributable to non-controlling interests	—	—	—	—	—	—

Net income (loss) attributable to Nationstar	$58	$58	$6	$12	$(76)	$58

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2018

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non-Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$637	$13	$131	$—	$781
Net gain on mortgage loans held for sale	—	251	—	—	—	251

Total revenues	—	888	13	131	—	1,032
Expenses:
Salaries, wages benefits	—	301	2	54	—	357
General and administrative	—	290	1	55	—	346

Total expenses	—	591	3	109	—	703
Other income (expenses):
Interest income	—	258	—	27	—	285
Interest expense	—	(315)	—	(20)	—	(335)
Other income (expense)	—	(4)	—	10	—	6
Gain (loss) from subsidiaries	218	50	—	—	(268)	—

Total other income (expenses), net	218	(11)	—	17	(268)	(44)

Income (loss) before income tax expense (benefit)	218	286	10	39	(268)	285
Less: income tax expense (benefit)	—	68	—	(1)	—	67

Net income (loss)	218	218	10	40	(268)	218

Less: net loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Nationstar	$218	$218	$10	$40	$(268)	$218

(1) Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2018

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Operating Activities
Net income (loss) attributable to Nationstar	$218	$218	$10	$40	$(268)	$218
Adjustments to reconcile net income (loss) to net cash attributable to operating activities:
(Gain) loss from subsidiaries	(218)	(50)	—	—	268	—
Net gain on mortgage loans held for sale	—	(251)	—	—	—	(251)
Reverse mortgage loan interest income	—	(237)	—	—	—	(237)
Gain on sale of assets	—	—	—	(9)	—	(9)
Provision for servicing reserves	—	54	—	—	—	54
Fair value changes and amortization of mortgage servicing rights	—	(155)	—	—	—	(155)
Fair value changes in excess spread financing	—	73	—	1	—	74
Fair value changes in mortgage servicing rights financing liability	—	6	—	—	—	6
Amortization of premiums, net of discount accretion	—	9	—	(3)	—	6
Depreciation and amortization for property and equipment and intangible assets	—	23	—	6	—	29
Share-based compensation	—	7	—	1	—	8
Other (gain) loss	—	3	—	(1)	—	2
Repurchases of forward loans assets out of Ginnie Mae securitizations	—	(475)	—	—	—	(475)
Mortgage loans originated and purchased for sale, net of fees	—	(10,639)	—	—	—	(10,639)
Sales proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	—	11,490	—	10	—	11,500
Excess tax deficiency from share-based compensation	—	(1)	—	—	—	(1)
Changes in assets and liabilities:
Advances and other receivables	—	355	—	—	—	355
Reverse mortgage interests	—	1,314	—	12	—	1,326
Other assets	6	(188)	(10)	202	—	10
Payables and accrued liabilities	—	52	—	(4)	—	48

Net cash attributable to operating activities	6	1,608	—	255	—	1,869

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2018

(Continued)

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Investing Activities
Property and equipment additions, net of disposals	—	(27)	—	(4)	—	(31)
Purchase of forward mortgage servicing rights, net of liabilities incurred	—	(117)	—	(6)	—	(123)
Net payment related to acquisition of HECM related receivables	—	(1)	—	—	—	(1)
Proceeds on sale of assets	—	—	—	13	—	13

Net cash attributable to investing activities	—	(145)	—	3	—	(142)

Financing Activities
Decrease in warehouse facilities	—	(199)	—	—	—	(199)
Decrease in advance facilities	—	(57)	—	(282)	—	(339)
Proceeds from issuance of HECM securitizations	—	—	—	443	—	443
Repayment of HECM securitizations	—	—	—	(423)	—	(423)
Proceeds from issuance of participating interest financing in reverse mortgage interests	—	184	—	—	—	184
Repayment of participating interest financing in reverse mortgage interests	—	(1,368)	—	—	—	(1,368)
Issuance of excess spread financing	—	70	—	—	—	70
Repayment of excess spread financing	—	(93)	—	—	—	(93)
Repayment of nonrecourse debt - legacy assets	—	—	—	(6)	—	(6)
Repurchase of unsecured senior notes	—	(62)	—	—	—	(62)
Surrender of shares relating to stock vesting	(6)	—	—	—	—	(6)
Debt financing costs	—	(7)	—	—	—	(7)
Dividends to non-controlling interests	—	(1)	—	—	—	(1)

Net cash attributable to financing activities	(6)	(1,533)	—	(268)	—	(1,807)

Net decrease in cash, cash equivalents, and restricted cash	—	(70)	—	(10)	—	(80)
Cash, cash equivalents, and restricted cash - beginning of period	—	423	1	151	—	575

Cash, cash equivalents, and restricted cash - end of period	$—	$353	$1	$141	$—	$495

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$195	$1	$19	$—	$215
Restricted cash	—	228	—	132	—	360
Mortgage servicing rights	—	2,910	—	31	—	2,941
Advances and other receivables, net	—	1,706	—	—	—	1,706
Reverse mortgage interests, net	—	9,110	—	874	—	9,984
Mortgage loans held for sale at fair value	—	1,891	—	—	—	1,891
Mortgage loans held for investment, net	—	1	—	138	—	139
Property and equipment, net	—	102	—	19	—	121
Derivative financial instruments at fair value	—	65	—	—	—	65
Other assets	—	520	182	779	(867)	614
Investment in subsidiaries	1,846	522	—	—	(2,368)	—

Total assets	$1,846	$17,250	$183	$1,992	$(3,235)	$18,036

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$—	$1,874	$—	$—	$—	$1,874
Advance facilities, net	—	106	—	749	—	855
Warehouse facilities, net	—	3,285	—	—	—	3,285
Payables and accrued liabilities	—	1,197	1	36	—	1,234
MSR related liabilities - nonrecourse at fair value	—	987	—	19	—	1,006
Mortgage servicing liabilities	—	41	—	—	—	41
Derivative financial instruments, at fair value	—	5	—	—	—	5
Other nonrecourse debt, net	—	7,167	—	847	—	8,014
Payables to affiliates	124	742	—	1	(867)	—

Total liabilities	124	15,404	1	1,652	(867)	16,314

Total stockholders’ equity	1,722	1,846	182	340	(2,368)	1,722

Total liabilities and stockholders’ equity	$1,846	$17,250	$183	$1,992	$(3,235)	$18,036

(1)	Issuer balances exclude the balances of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$131	$9	$73	$—	$213
Net gain on mortgage loans held for sale	—	167	—	—	—	167

Total revenues	—	298	9	73	—	380
Expenses:
Salaries, wages and benefits	—	145	1	36	—	182
General and administrative	—	145	5	35	—	185

Total expenses	—	290	6	71	—	367
Other income (expenses):
Interest income	—	124	—	15	—	139
Interest expense	—	(174)	—	(14)	—	(188)
Other expenses	—	(1)	—	8	—	7
Gain (loss) from subsidiaries	(20)	14	—	—	6	—

Total other income (expenses), net	(20)	(37)	—	9	6	(42)

Income (loss) before income tax expense (benefit)	(20)	(29)	3	11	6	(29)
Less: Income tax benefit	—	(10)	—	—	—	(10)

Net income (loss)	(20)	(19)	3	11	6	(19)
Less: Net income attributable to non-controlling interests	—	1	—	—	—	1

Net income (loss) attributable to Nationstar	$(20)	$(20)	$3	$11	$6	$(20)

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$316	$14	$166	$—	$496
Net gain on mortgage loans held for sale	—	310	—	1	—	311

Total Revenues	—	626	14	167	—	807
Expenses:
Salaries, wages and benefits	—	298	2	74	—	374
General and administrative	—	280	7	75	—	362

Total expenses	—	578	9	149	—	736
Other income (expenses):
Interest income	—	251	—	27	—	278
Interest expense	—	(352)	—	(29)	—	(381)
Other expense	—	(2)	—	8	—	6
Gain (loss) from subsidiaries	(18)	29	—	—	(11)	—

Total other income (expenses), net	(18)	(74)	—	6	(11)	(97)

Income (loss) before taxes	(18)	(26)	5	24	(11)	(26)
Income tax benefit	—	(9)	—	—	—	(9)

Net income (loss)	(18)	(17)	5	24	(11)	(17)
Less: net income attributable to non-controlling interests	—	1	—	—	—	1

Net income (loss) attributable to Nationstar	$(18)	$(18)	$5	$24	$(11)	$(18)

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Operating Activities
Net income (loss) attributable to Nationstar	$(18)	$(18)	$5	$24	$(11)	$(18)
Adjustments to reconcile net income (loss) to net cash attributable to operating activities:
Net income attributable to non-controlling interests	—	1	—	—	—	1
(Gain) loss from subsidiaries	18	(29)	—	—	11	—
Net gain on mortgage loans held for sale	—	(310)	—	(1)	—	(311)
Reverse mortgage loan interest income	—	(233)	—	—	—	(233)
(Gain) loss on sale of assets	—	—	—	(8)	—	(8)
Provision for servicing reserves	—	59	—	—	—	59
Fair value changes and amortization of mortgage servicing rights	—	233	—	—	—	233
Fair value changes in excess spread financing	—	16	—	(1)	—	15
Fair value changes in mortgage servicing rights financing liability	—	(14)	—	—	—	(14)
Amortization of premiums, net of discount accretion	—	(4,271)	—	4,298	—	27
Depreciation and amortization for property and equipment and intangible assets	—	21	—	8	—	29
Share-based compensation	—	6	—	3	—	9
Other loss	—	9	—	—	—	9
Repurchases of forward loans assets out of Ginnie Mae securitizations	—	(599)	—	—	—	(599)
Mortgage loans originated and purchased for sale, net of fees	—	(8,896)	—	—	—	(8,896)
Sale proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	—	14,290	—	(4,284)	—	10,006
Excess tax benefit from share-based compensation	—	(1)	—	—	—	(1)
Changes in assets and liabilities:
Advances and other receivables	—	118	—	—	—	118
Reverse mortgage interests	—	926	—	(157)	—	769
Other assets	5	(164)	(6)	189	—	24
Payables and accrued liabilities	—	(337)	—	(11)	—	(348)

Net cash attributable to operating activities	5	807	(1)	60	—	871

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2017

(Continued)

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Investing Activities
Property and equipment additions, net of disposals	—	(23)	—	(2)	—	(25)
Purchase of forward mortgage servicing rights, net of liabilities incurred	—	(6)	—	(7)	—	(13)
Proceeds on sale of forward and reverse mortgage servicing rights	—	(2)	—	—	—	(2)
Proceeds on sale of assets	—	16	—	—	—	16

Net cash attributable to investing activities	—	(15)	—	(9)	—	(24)

Financing Activities
Increase in warehouse facilities	—	100	—	—	—	100
Decrease in advance facilities	—	(76)	—	(138)	—	(214)
Proceeds from issuance of HECM securitizations	—	—	—	308	—	308
Repayment of HECM securitizations	—	(1)	—	(175)	—	(176)
Proceeds from issuance of participating interest financing in reverse mortgage interests	—	355	—	—	—	355
Repayment of participating interest financing in reverse mortgage interests	—	(1,260)	—	—	—	(1,260)
Repayment of excess spread financing	—	(109)	—	—	—	(109)
Repayment of nonrecourse debt - legacy assets	—	—	—	(9)	—	(9)
Repurchase of unsecured senior notes	—	(95)	—	—	—	(95)
Surrender of shares relating to stock vesting	(5)	—	—	—	—	(5)
Debt financing costs	—	(6)	—	—	—	(6)
Dividends to non-controlling interests	—	(5)	—	—	—	(5)

Net cash attributable to financing activities	(5)	(1,097)	—	(14)	—	(1,116)

Net increase (decrease) in cash, cash equivalents, and restricted cash	—	(305)	(1)	37	—	(269)
Cash, cash equivalents, and restricted cash - beginning of period	—	612	2	263	—	877

Cash, cash equivalents, and restricted cash - end of period	$—	$307	$1	$300	$—	$608

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

18. Transactions with Affiliates

The Company enters into arrangements with Fortress, its subsidiaries managed funds, or affiliates for purposes of financing the Company’s MSR acquisitions and performing services as a subservicer. An affiliate of Fortress holds a majority of the outstanding common shares of the Company. The following summarizes the transactions with affiliates of Fortress.

New Residential Investment Corp. (“New Residential”)

Excess Spread Financing

The Company has entered into several agreements with certain entities managed by New Residential, in which New Residential and/or certain funds managed by Fortress own an interest (each a “New Residential Entity”). The Company sold to the related New Residential Entity the right to receive a portion of the excess cash flow generated from certain acquired MSRs after a receipt of a fixed base servicing fee per loan. The Company, as the servicer of the loans, retains all ancillary revenues and the remaining portion of the excess cash flow after payment of the fixed base servicing fee and also provides all advancing functions for the portfolio. The related New Residential Entity does not have prior or ongoing obligations associated with these MSR portfolios. Should the Company refinance any loan in such portfolios, subject to certain limitations, the Company will be required to transfer the new loan or a replacement loan of similar economic characteristics into the portfolios. The new or replacement loan will be governed by the same terms set forth in the agreements described above.

The fair value of the outstanding liability related to these agreements was $843 and $857 at June 30, 2018 and December 31, 2017, respectively. For the three months ended June 30, 2018 and 2017, Nationstar fees paid to New Residential Entity totaled $52 and $63, respectively. Fees paid to New Residential Entity totaled $105 and $127 during the six months ended June 30, 2018 and 2017, respectively, which are recorded as a reduction to servicing fee revenue, net.

Mortgage Servicing Rights Financing

From December 2013 through June 2014, the Company entered into agreements to sell a contractually specified base fee component of certain MSRs and servicing advances under specified terms to a joint venture capitalized by New Residential and certain unaffiliated third-parties. The Company continues to be the named servicer and, for accounting purposes, ownership of the mortgage servicing rights continues to reside with the Company. Accordingly, the Company accounts for the MSRs and the related MSRs financing liability on its consolidated balance sheets. The Company will continue to sell future servicing advances to New Residential.

The fair value of the outstanding liability related to the sale agreement was $16 and $10 at June 30, 2018 and December 31, 2017, respectively. The Company did not enter into any additional supplemental agreements with these affiliates in 2018 and 2017.

Subservicing and Servicing

In January 2017, the Company entered into a subservicing agreement with a subsidiary of New Residential. The boarding of loans related to this subservicing agreement was completed during the fourth quarter of 2017, with the Company boarding a total UPB of $105 billion. The Company earned $18 and $6 of subservicing fees and other subservicing revenues during the three months ended June 30, 2018 and 2017, respectively, and $37 and $6 during the six months ended June 30, 2018 and 2017, respectively.

In May 2014, the Company entered into a servicing arrangement with New Residential whereby the Company will service residential mortgage loans acquired by New Residential and/or its various affiliates and trust entities. For the three months ended June 30, 2018 and 2017, Nationstar recognized revenue of $2 and $6 related to these servicing arrangements, respectively. For the six months ended June 30, 2018 and 2017, the Company recognized revenue of $3 and $8 related to these servicing arrangements, respectively. The Company acted as servicer or master servicer for New Residential related to the collapse of certain securitization trusts pursuant the exercise by New Residential of its clean up call rights. The Company earned revenue of $0.2 and $0.4 for these administration services during the three months ended June 30, 2018 and 2017, respectively. The Company earned revenue of $0.4 and $1 for these administration services during the six months ended June 30, 2018 and 2017, respectively.

19. Subsequent Events

On August 1, 2018, the Company purchased a mortgage solutions business for cash consideration of approximately $35. Under the agreement, the Company has agreed to make potential earnout payments based on revenue retention targets and certain types of new business.